Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 15, dated as of April 17, 2023 (this “Amendment”), to the Credit Agreement dated as of August 5, 2016 (as amended, supplemented or otherwise modified from time to time prior to the Amendment No. 15 Effective Date (as defined below), the “Credit Agreement”), by and among Pactiv evergreen group holdings inc. (formerly Reynolds Group Holdings Inc.), a Delaware corporation (“PEGHI”), PACTIV LLC, a Delaware limited liability company (“Pactiv”), EVERGREEN PACKAGING LLC (formerly Evergreen Packaging Inc.), a Delaware limited liability company (“Evergreen”), PACTIV EVERGREEN INC. (formerly Reynolds Group Holdings Limited), a Delaware corporation (“Holdings”), the other Borrowers and Guarantors from time to time party thereto, the Lenders from time to time party thereto and CREDIT SUISSE AG, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, a Benchmark Transition Event has occurred and, in accordance with Section 2.08(b) of the Credit Agreement, the Administrative Agent and Holdings desire to amend the Credit Agreement in order to replace the LIBO Rate with a Benchmark Replacement and, in connection therewith, implement certain Benchmark Replacement Conforming Changes, in each case as set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.
Amendments to Credit Agreement.
(a)
Effective as of the Amendment No. 15 Effective Date (as defined below), each of the Credit Agreement and Exhibit C to the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text or double-underlined text) as set forth in the pages thereof attached as Exhibits A and B hereto, respectively.
(b)
Notwithstanding anything to the contrary contained in the Credit Agreement as amended hereby, (i) each Eurocurrency Loan (as defined in the Credit Agreement as in effect immediately prior to giving effect to this Amendment) denominated in Dollars outstanding on the Amendment No. 15 Effective Date (each, an “Existing LIBO Rate Loan”) shall remain outstanding as such until the expiration of the then-pending Interest Period (as defined in the Credit Agreement as in effect immediately prior to giving effect to this Amendment) applicable to such Existing LIBO Rate Loan, in accordance with, and subject to all of the terms and conditions of, the Credit Agreement as in effect immediately prior to giving effect to this Amendment and (ii) interest on each such Existing LIBO Rate Loan shall continue to accrue to, and shall be payable on, each Interest Payment Date applicable thereto until such then-pending Interest Period for such Existing LIBO Rate Loan ends, in each case in accordance with Section 2.06 of the Credit Agreement as in effect immediately prior to giving effect to this Amendment. From and after the Amendment No. 15 Effective Date, (x) the Borrower shall not be permitted to request that any Lender fund, and no Lender shall fund, any LIBO Rate Loan, (y) no LIBO Rate Loan may be continued as a LIBO Rate Loan and (z) each Existing LIBO Rate Loan may be converted to a Term SOFR Loan or an ABR Loan (each as defined in the Credit Agreement as amended hereby) in accordance with the Credit Agreement as amended hereby.
Section 2.
Representations and Warranties. Each Loan Party hereby represents and warrants that, as of the Amendment No. 15 Effective Date:
(a)
This Amendment has been duly authorized, executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party enforceable against it in

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accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
(b)
The representations and warranties of such Loan Party set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the Amendment No. 15 Effective Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date).
Section 3.
Effectiveness. This Amendment shall become effective on the date (such date, the “Amendment No. 15 Effective Date”) that the following conditions have been satisfied:
(a)
The Administrative Agent shall have received from the Borrowers, each Guarantor party hereto and the Administrative Agent a counterpart signed by each such party of this Amendment;
(b)
The Borrowers shall have paid to the Administrative Agent all fees and expenses due to be paid on or prior to the Amendment No. 15 Effective Date, including all reasonable and documented out-of-pocket expenses required to be paid or reimbursed under Section 9.05 of the Credit Agreement for which invoices have been presented at least one Business Day prior to the Amendment No. 15 Effective Date; and
(c)
The Administrative Agent shall have posted a copy of this Amendment to each of the Lenders, and the Administrative Agent shall not have received, by 5:00 p.m., New York City time, on April 17, 2023 (such date being the fifth Business Day after the date on which a copy of this Amendment was posted to the Lenders), written notice of objection to this Amendment from Lenders comprising the Required Lenders.
Section 4.
Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of an original executed counterpart hereof. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment. Each of the parties to this Amendment represents and warrants to the other parties that it has the corporate capacity and authority to execute this Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents.
Section 5.
Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 6.
Effect of Amendment. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent, in each case under the Credit Agreement or any other Loan Document, and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and

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agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Without limiting the foregoing, (x) the Borrowers and each other Loan Party acknowledges and agrees that (A) each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement, as amended hereby) and (B) the Security Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all of its Obligations on the terms and conditions set forth in the Security Documents, and hereby confirms and, to the extent necessary, ratifies the security interests granted by it pursuant to the Security Documents to which it is a party and (y) each Guarantor, hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Guarantee with respect to all of its Bank Obligations. From and after the Amendment No. 15 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement, as amended hereby. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.
Section 7.
Applicable Law; Waiver of Jury Trial; Jurisdiction; Etc. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 9.11 and 9.15 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
Section 8.
Notices. The execution and delivery of this Amendment by the Borrowers and the satisfaction of all conditions precedent to effectiveness of this Amendment pursuant to Section 3 hereof shall be deemed to satisfy any requirement for, and constitute any notice required to be delivered to the Administrative Agent under the Credit Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

PACTIV EVERGREEN GROUP HOLDINGS INC., as a U.S. Borrower
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell
Title: Vice President, General Counsel and Secretary
PACTIV LLC, as a U.S. Borrower
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell.
Title: Vice President, General Counsel and Secretary

EVERGREEN PACKAGING LLC, as a U.S. Borrower
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell
Title: Vice President, General Counsel and Secretary

PACTIV EVERGREEN INC., as Holdings
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell
Title: Chief Legal Officer and Secretary

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BLUE RIDGE HOLDING LLC
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell
Title: Vice President, General Counsel and Secretary
BLUE RIDGE PAPER PRODUCTS LLC
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell
Title: Vice President, General Counsel and Secretary

BRPP, LLC
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell
Title: Vice President, General Counsel and Secretary

EVERGREEN PACKAGING INTERNATIONAL LLC
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell
Title: Vice President, General Counsel and Secretary

GEC PACKAGING TECHNOLOGIES LLC
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell
Title: Vice President, General Counsel and Secretary

PACTIV MANAGEMENT COMPANY LLC
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell
Title: Vice President, General Counsel and Secretary

PACTIV PACKAGING INC.
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell
Title: Vice President, General Counsel and Secretary

PCA WEST INC.
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell
Title: Vice President, General Counsel and Secretary

PEI HOLDINGS COMPANY LLC
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell
Title: Vice President, General Counsel and Secretary

PACTIV EVERGREEN GROUP ISSUER INC.
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell
Title: Vice President, General Counsel and Secretary
PACTIV EVERGREEN GROUP ISSUER LLC
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell
Title: Vice President, General Counsel and Secretary

REYNOLDS PACKAGING INTERNATIONAL LLC
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell
Title: Vice President, General Counsel and Secretary

PACTIV EVERGREEN SERVICES INC.
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell

Title: Vice President, General Counsel and Secretary

MONARCH MILL POND, LLC
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell
Title: Vice President, General Counsel and Secretary

PACTIV EUROPE SERVICES LLC
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell
Title: Vice President, General Counsel and Secretary

FABRI-KAL HOLDINGS, LLC
By:	/s/ Chandra Mitchell
Name: Chandra Mitchell
Title: Vice President, General Counsel and Secretary
FABRI-KAL LLC
By:	/s/ Chandra Mitchell______________________
Name: Chandra Mitchell
Title: Vice President, General Counsel and Secretary

4124 MANCHESTER ROAD LLC
By:	/s/ Chandra Mitchell
Name: Chandra Mitchel
Title: Vice President, General Counsel and Secretary

CREDIT SUISSE AG, as Administrative Agent
By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

By:	/s/ Han Dolgin
Name: Han Dolgin
Title: Authorized Signatory

Exhibit A

Amended Credit Agreement

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EXHIBIT A
As amended by Amendment No. 15 dated as of April 17, 2023

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
dated as of August 5, 2016
among

~~REYNOLDS~~PACTIV EVERGREEN GROUP HOLDINGS INC.,
PACTIV LLC

and

the other Borrowers set forth herein,
as Borrowers,

~~REYNOLDS GROUP HOLDINGS LIMITED~~
PACTIV EVERGREEN INC.,

THE LENDERS PARTY HERETO,

and

CREDIT SUISSE AG,
as Administrative Agent

CREDIT SUISSE SECURITIES (USA) LLC

and

HSBC SECURITIES (USA) INC.

as Joint Bookrunners and Joint Lead Arrangers

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Page

ARTICLE I

Definitions

SECTION 1.01. Defined Terms 2

SECTION 1.02. Terms Generally ~~60~~63

SECTION 1.03. Pro Forma Calculations ~~61~~64

SECTION 1.04. Classification of Loans and Borrowings ~~61~~64

SECTION 1.05. Exchange Rate Calculations ~~61~~64

SECTION 1.06. Designation as Senior Debt ~~62~~65

SECTION 1.07. Limited Condition Acquisitions ~~62~~65

ARTICLE II

The Credits

SECTION 2.01. Commitments ~~63~~66

SECTION 2.02. Loans ~~63~~66

SECTION 2.03. Borrowing Procedure ~~65~~69

SECTION 2.04. Evidence of Debt; Repayment of Loans ~~66~~69

SECTION 2.05. Fees ~~67~~70

SECTION 2.06. Interest on Loans ~~68~~71

SECTION 2.07. Default Interest ~~68~~72

SECTION 2.08. Alternate Rate of Interest ~~69~~72

SECTION 2.09. Termination and Reduction of Commitments ~~71~~75

SECTION 2.10. Conversion and Continuation of Borrowings ~~71~~75

SECTION 2.11. Repayment of Term Borrowings ~~73~~77

SECTION 2.12. Voluntary Prepayment ~~74~~78

SECTION 2.13. Mandatory Prepayments ~~77~~81

SECTION 2.14. Reserve Requirements; Change in Circumstances ~~80~~84

SECTION 2.15. Change in Legality ~~81~~86

SECTION 2.16. Breakage ~~82~~87

SECTION 2.17. Pro Rata Treatment ~~82~~87

SECTION 2.18. Sharing of Setoffs ~~83~~87

SECTION 2.19. Payments ~~83~~88

SECTION 2.20. Taxes ~~84~~89

SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to
Mitigate ~~88~~92

SECTION 2.22. Letters of Credit ~~90~~94

SECTION 2.23. Incremental Term Loans and Incremental Revolving Credit
Commitments ~~96~~100

SECTION 2.24. Loan Modification Offers ~~99~~104

SECTION 2.25. Specified Refinancing Facilities ~~100~~104

SECTION 2.26. Permitted Debt Exchanges ~~102~~106

Page

ARTICLE III

Representations and Warranties

SECTION 3.01. Organization; Powers ~~104~~109

SECTION 3.02. Authorization ~~105~~109

SECTION 3.03. Enforceability ~~105~~110

SECTION 3.04. Governmental Approvals ~~105~~110

SECTION 3.05. Financial Statements ~~105~~110

SECTION 3.06. No Material Adverse Change ~~106~~110

SECTION 3.07. Title to Properties; Possession Under Leases ~~106~~110

SECTION 3.08. Subsidiaries ~~106~~111

SECTION 3.09. Litigation; Compliance with Laws ~~107~~111

SECTION 3.10. Agreements ~~107~~112

SECTION 3.11. Federal Reserve Regulations ~~107~~112

SECTION 3.12. Investment Company Act ~~108~~112

SECTION 3.13. Use of Proceeds ~~108~~112

SECTION 3.14. Taxes ~~108~~112

SECTION 3.15. No Material Misstatements ~~108~~113

SECTION 3.16. Employee Benefit Plans ~~108~~113

SECTION 3.17. Environmental Matters ~~109~~114

SECTION 3.18. Insurance ~~110~~114

SECTION 3.19. Security Documents ~~110~~114

SECTION 3.20. Location of Real Property and Leased Premises ~~111~~116

SECTION 3.21. Labor Matters ~~111~~116

SECTION 3.22. Solvency ~~112~~116

SECTION 3.23. Senior Indebtedness ~~112~~116

SECTION 3.24. Sanctioned Persons ~~112~~117

ARTICLE IV

Conditions of Lending

SECTION 4.01. All Credit Events ~~112~~117

ARTICLE V

Affirmative Covenants

SECTION 5.01. Existence; Compliance with Laws; Businesses and Properties ~~113~~118

SECTION 5.02. Insurance ~~114~~118

SECTION 5.03. Taxes ~~115~~119

SECTION 5.04. Financial Statements, Reports, etc ~~115~~119

SECTION 5.05. Litigation and Other Notices ~~117~~121

SECTION 5.06. Information Regarding Collateral ~~117~~122

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SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings ~~117~~122

SECTION 5.08. Use of Proceeds ~~118~~123

SECTION 5.09. Employee Benefits ~~118~~123

SECTION 5.10. Compliance with Environmental Laws ~~119~~123

SECTION 5.11. Preparation of Environmental Reports ~~119~~123

SECTION 5.12. Further Assurances ~~119~~124

SECTION 5.13. Post-Closing Obligations ~~120~~125

ARTICLE VI

Negative Covenants

SECTION 6.01. Indebtedness ~~121~~125

SECTION 6.02. Liens ~~126~~131

SECTION 6.03. Sale and Lease-Back Transactions ~~130~~134

SECTION 6.04. Investments, Loans and Advances ~~130~~134

SECTION 6.05. Mergers, Consolidations and Sales of Assets ~~134~~139

SECTION 6.06. Restricted Payments; Restrictive Agreements ~~135~~140

SECTION 6.07. Transactions with Affiliates ~~139~~143

SECTION 6.08. Conduct of Business ~~140~~145

SECTION 6.09. Other Indebtedness and Agreements ~~140~~145

SECTION 6.10. [Reserved] ~~141~~146

SECTION 6.11. [Reserved] ~~141~~146

SECTION 6.12. Maximum Total Secured Leverage Ratio ~~141~~146

SECTION 6.13. Fiscal Year ~~141~~146

ARTICLE VII

Events of Default

ARTICLE VIII

The Administrative Agent and the Collateral Agents

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices; Electronic Communications ~~150~~154

SECTION 9.02. Survival of Agreement ~~152~~157

SECTION 9.03. [Reserved] ~~153~~157

SECTION 9.04. Successors and Assigns ~~153~~157

SECTION 9.05. Expenses; Indemnity ~~160~~165

SECTION 9.06. Right of Setoff ~~162~~167

SECTION 9.07. Applicable Law ~~162~~167

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SECTION 9.08. Waivers; Amendment ~~163~~167

SECTION 9.09. Interest Rate Limitation ~~164~~169

SECTION 9.10. Entire Agreement ~~164~~169

SECTION 9.11. WAIVER OF JURY TRIAL ~~165~~169

SECTION 9.12. Severability ~~165~~170

SECTION 9.13. Counterparts ~~165~~170

SECTION 9.14. Headings ~~165~~170

SECTION 9.15. Jurisdiction; Consent to Service of Process ~~165~~170

SECTION 9.16. Confidentiality ~~166~~171

SECTION 9.17. Conversion of Currencies ~~167~~172

SECTION 9.18. USA PATRIOT Act Notice ~~167~~172

SECTION 9.19. Place of Performance ~~168~~172

SECTION 9.20. Acknowledgement and Consent to Bail-In of Affected Financial
Institutions ~~168~~173

SECTION 9.21. Additional Borrowers; Resignation of Borrowers ~~170~~175

SECTION 9.22. Application of Proceeds ~~171~~176

SECTION 9.23. Loan Parties’ Agent ~~172~~177

SECTION 9.24. [Reserved] ~~173~~177

SECTION 9.25. Release or Re-Assignment of Securitization Assets in Connection with a
Permitted Receivables Financing ~~173~~177

SECTION 9.26. Additional Intercreditor and Security Arrangements ~~173~~178

SECTION 9.27. Acknowledgment Regarding Any Supported QFCs ~~174~~178

ARTICLE X

Guarantee

SECTION 10.01. Guarantee ~~174~~179

SECTION 10.02. Guarantee of Payment ~~174~~179

SECTION 10.03. No Discharge or Diminishment of Guarantee ~~175~~179

SECTION 10.04. Defenses Waived ~~176~~180

SECTION 10.05. Rights of Subrogation ~~176~~181

SECTION 10.06. Reinstatement; Stay of Acceleration ~~176~~181

SECTION 10.07. Information ~~176~~181

SECTION 10.08. Maximum Liability ~~177~~181

SECTION 10.09. Contribution ~~177~~182

SECTION 10.10. Subordination ~~178~~182

SECTION 10.11. Liability Cumulative ~~178~~182

SECTION 10.12. Release of Guarantors ~~178~~182

SECTION 10.13. Keepwell ~~178~~183

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FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 5, 2016 (this “Agreement”), among ~~REYNOLDS~~PACTIV EVERGREEN GROUP HOLDINGS INC. (formerly Reynolds Group Holdings Inc.), a Delaware corporation (“RGHIPEGHI”), PACTIV LLC, a Delaware limited liability company (“Pactiv”), EVERGREEN PACKAGING LLC (formerly Evergreen Packaging Inc.), a Delaware limited liability company (“Evergreen” and, together with ~~RGHI~~PEGHI, and Pactiv, the “U.S. Borrowers” or the “Revolving Borrowers”), PACTIV EVERGREEN INC. (formerly Reynolds Group Holdings Limited), a Delaware corporation (“Holdings”), the Guarantors (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I), the Lenders and CREDIT SUISSE AG, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”).

The Borrowers have requested (a) the U.S. Term Lenders (as defined in Article I) to extend credit in the form of U.S. Term Loans (as defined in Article I) to the U.S. Borrowers on the 2016 Restatement Date, in an aggregate principal amount not in excess of $1,973,000,000, (b) the European Term Lenders (as defined in Article I) to make European Term Loans (as defined in Article I) to the European Borrowers on the 2016 Restatement Date, in an aggregate principal amount not in excess of €250,000,000, (c) the Revolving Credit Lenders (as defined in Article I) to extend credit to the Revolving Borrowers in the form of Revolving Loans from time to time prior to the Revolving Credit Maturity Date in an aggregate principal amount at any time outstanding not in excess of $302,300,000 and (d) the Issuing Banks to issue Letters of Credit in an aggregate face amount at any time outstanding not in excess of the aggregate amount of the L/C Commitments at such time. The U.S. Term Lenders, the European Term Lenders, the Revolving Credit Lenders and the Issuing Banks are willing to extend such credit, in each case on the terms and subject to the conditions set forth herein and in Amendment No. 10.

The proceeds of the Term Loans to be made on the 2016 Restatement Date are to be used solely to consummate the 2016 Restatement Transactions and for general corporate purposes of Holdings and the Subsidiaries. The proceeds of the Revolving Loans and any Incremental Term Loans made after the 2016 Restatement Date are to be used solely for general corporate purposes of Holdings and the Subsidiaries. Letters of Credit are to be issued to support payment obligations incurred in the ordinary course of business by the Borrowers and the Subsidiaries of Holdings (including payment obligations with respect to any local working capital facilities (other than the Local Facilities)).

Pursuant to Amendment No. 10, the Borrowers and the Lenders party thereto have agreed to amend and restate the Existing Credit Agreement in the form hereof. The amendment and restatement of the Existing Credit Agreement evidenced by this Agreement shall become effective as provided in Amendment No. 10.

Accordingly, the parties hereto agree as follows:

“Additional Specified Refinancing Lender” shall have the meaning assigned to such term in Section 2.25(b).

“Adjusted ~~LIBO Rate” shall mean, with r~~e~~sp~~e~~ct to any Eurocurr~~e~~ncy Borrowing~~Term SOFR” means, for purposes of any ~~Interest Period, an interest~~calculation, the rate per annum equal to (a) ~~in th~~e ~~case of a Eurocurr~~e~~ncy Borrowing d~~e~~nominat~~e~~d in Dollars, the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves and (b) in the case of a Eurocurrency Borrowing denominated in Euro, the EURIBO Rate in effect for such Interest~~ PeriodTerm SOFR for such calculation plus (b) the Term SOFR Adjustment; provided, ~~however,~~ that in no event shall the Adjusted ~~LIBO Rate for any Interest Period~~Term SOFR in respect of (x) any Tranche B-3 U.S. Term Loan ~~shall not~~ be less than 0.50% per annum and (y) any other Loan ~~shall not~~ be less than 0% per annum.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affected Class” shall have the meaning assigned to such term in Section 2.24(a).

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of the definition of “Eligible Assignee” and Section 6.07 the term “Affiliate” shall also include any Person that directly or indirectly owns 10% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit H pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Bank Obligations.

“Affiliated Lender” shall mean any Lender that is a Related Person.

“Agents” shall have the meaning assigned to such term in Article VIII.

“Aggregate Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Revolving Credit Exposures.

“Agreed Security Principles” shall mean the principles set forth on Exhibit E.

“Agreement Value” shall mean, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that Holdings or any Subsidiary would be required to pay if such Hedging Agreement were terminated on such date.

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“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted ~~LIBO Rat~~eTerm SOFR on such day for a three-month Interest Period commencing on the second Business Day after such day plus 1%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the ~~LIBO~~ RateAdjusted Term SOFR for any reason, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or the ~~LIBO Rat~~eAdjusted Term SOFR shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the ~~LIBO Rate~~Adjusted Term SOFR, as the case may be.

“Amendment No. 2” shall mean Amendment No. 2 and Incremental Term Loan Assumption Agreement dated as of May 4, 2010, to the Original Credit Agreement.

“Amendment No. 2 Effective Date” shall mean May 4, 2010.

“Amendment No. 3” shall mean Amendment No. 3 and Incremental Term Loan Assumption Agreement dated as of September 30, 2010, to the Original Credit Agreement.

“Amendment No. 6” shall mean Amendment No. 6 and Incremental Term Loan Assumption Agreement dated as of August 9, 2011, to the Original Credit Agreement.

“Amendment No. 9” shall mean Loan Modification Agreement and Amendment No. 9 dated as of February 25, 2015, to the Existing Credit Agreement.

“Amendment No. 10” shall mean Amendment No. 10 and Incremental Assumption Agreement dated as of the 2016 Restatement Date, to the Existing Credit Agreement.

“Amendment No. 13” shall mean Specified Refinancing Amendment and Amendment No. 13 dated as of October 1, 2020, to this Agreement.

“Amendment No. 13 Effective Date” shall have the meaning assigned to such term in Amendment No. 13.

“Ancillary Borrower” shall mean any Borrower that is not a Principal Borrower.

“Applicable Discount” shall have the meaning assigned to such term in Section 2.12(b)(iii).

“Applicable Margin” shall mean, for any day, (a) ~~with respect to any Eurocurrency Tranche B 1 U.S. Term Loan, 3.00% per annum (or, if the public corporate rating of Holdings th~~e~~n in~~ e~~ff~~e~~ct from S&P is B or high~~e~~r and th~~e ~~public corporat~~e ~~family rating of Holdings th~~e~~n in effect from Moody’s is B2 or higher, in each case with a stable outlook or better, 2.75% per annum)~~[reserved], (b) with respect to any ~~Eurocurr~~e~~ncy~~Term SOFR Tranche B-2 U.S. Term Loan, 3.25% per annum, (c) with respect to any ~~Eurocurrency~~Term SOFR

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Tranche B-3 U.S. Term Loans, the applicable rate per annum set forth below under the caption “~~Eurocurrency~~Term SOFR Spread - Tranche B-3 U.S. Term Loans”, (d) ~~with respect to any Daily Rat~~e ~~Tranch~~e ~~B 1 U.S. T~~e~~rm Loan, 2.00% per annum (or, if th~~e ~~public corporat~~e ~~rating of Holdings then in effect from S&P is B or higher and the public corporate family rating of Holdings th~~e~~n in~~ e~~ff~~e~~ct from Moody’s is B2 or higher, in each cas~~e ~~with a stable outlook or better, 1.75% per annum)~~[reserved], (e) with respect to any Daily Rate Tranche B-2 U.S. Term Loan, 2.25% per annum, (f) with respect to any Daily Rate Tranche B-3 U.S. Term Loans, the applicable rate per annum set forth below under the caption “Daily Rate Spread - Tranche B-3 U.S. Term Loans”, (g) with respect to any EurocurrencyRevolving Loan or Term SOFR Revolving Loan, 2.75% per annum and (h) with respect to any Daily Rate Revolving Loan, 1.75% per annum.

Senior Secured First Lien Leverage Ratio	~~Eurocurrency~~Term SOFR Spread - Tranche B-3 U.S. Term Loans	Daily Rate Spread - Tranche B-3 U.S. Term Loans
Category 1 > 4.80 to 1.00	3.50%	2.50%
Category 2 < 4.80 to 1.00	3.25%	2.25%

Each change in the Applicable Margin resulting from a change in the Senior Secured First Lien Leverage Ratio shall be effective with respect to all Tranche B-3 U.S. Term Loans outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, the Senior Secured First Lien Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Margin until the delivery of such financial statements and certificates with respect to the first full fiscal quarter ending after the 2021 Specified Refinancing and Incremental Amendment Effective Date. In addition, (a) at any time during which Holdings has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively (until the time of the delivery thereof), or (b) at any time after the occurrence and during the continuance of an Event of Default, the Senior

“August 2011 9.875% Senior Unsecured Notes” shall mean the 9.875% Senior Unsecured Notes due 2019 issued on August 9, 2011 by the August 2011 Issuers in an aggregate principal amount of $1,000,000,000 and issued on August 10, 2012 by the U.S. Issuers and the Luxembourg Issuer in exchange for February 2012 9.875% Senior Unsecured Notes, including

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any Senior Unsecured Notes into which such notes may be exchanged in accordance with the provisions of the August 2011 9.875% Senior Unsecured Notes Indenture.

“Available Amount” shall mean, at any time, the Cumulative Credit at such time, plus the amount of any Declined Proceeds retained by the Borrowers following the 2016 Restatement Date, minus the aggregate amounts expended by Holdings and the Subsidiaries on or after the First Restatement Date and at or prior to such time to make investments, loans or advances pursuant to Section 6.04(q), to make Restricted Payments pursuant to Section 6.06(a)(ix) and to prepay, redeem, repurchase, retire or otherwise acquire Indebtedness pursuant to Section 6.09(c). As of June 30, 2016, the Available Amount was equal to $1,416,000,000.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark for Borrowings and Loans denominated in Dollars, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.08(f).

“Bank Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrowers to any of the Bank Secured Parties under this Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrowers under or pursuant to this Agreement and each of the Loan Documents, (c) the due and punctual payment and performance of all obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents, (d) the due and punctual payment and performance of all obligations of each Loan Party or other Subsidiary (as contemplated by the definition of the term “Hedge Provider”) under each Hedging Agreement with a Hedge Provider, (e) the due and punctual payment and performance of all obligations of each Loan Party or other Subsidiary (as contemplated by the definition of the term “Local Facility”) under each Local Facility and (f) the Cash Management Obligations. With respect to any Guarantor, if and to the extent, under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest for, the obligation (the “Excluded Guarantor Obligation”) to pay or perform under any

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agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act is or becomes illegal, the Bank Obligations of such Guarantor shall not include any such Excluded Guarantor Obligation.

“Bank Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) each Collateral Agent, (d) any Issuing Bank, (e) each Hedge Provider, (f) each Local Facility Provider, (g) each Cash Management Bank, (h) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (i) the successors and assigns of each of the foregoing.

“Bankruptcy Code” shall mean the provisions of Title 11 of the United States Code, 11 USC. §§ 101 et seq.

“Bankruptcy Proceedings” shall have the meaning assigned to such term in Section 9.04(m).

“Benchmark ~~Rate~~” shall mean, initially, (i) for Loans denominated in Dollars, the ~~LIBO~~Term SOFR Reference Rate ~~or~~, and (ii) for Loans denominated in Euros, the EURIBO Rate~~, as~~; provided that if a Benchmark Transition Event or Early Opt-in Election has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.08.

“Benchmark Replacement” shall mean (A) for Loans denominated in Euros, the sum of: (~~a~~i) the alternate benchmark rate ~~(which may include Term SOFR)~~ that has been selected by the Administrative Agent and Holdings giving due consideration to (~~i~~x) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (~~ii~~y) any evolving or then-prevailing market convention for determining a benchmark rate of interest as a replacement to the Benchmark ~~Rate~~ for syndicated credit facilities denominated in the applicable currency and (~~b~~ii) the Benchmark Replacement Adjustment and (B) for Loans denominated in Dollars, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (a) the sum of Daily Simple SOFR and the Benchmark Replacement Adjustment; or (b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and Holdings giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate of interest as a replacement to the then current Benchmark for U.S. dollar-denominated syndicated credit facilities and (ii) the Benchmark Replacement Adjustment; provided that in each case if the Benchmark Replacement as so determined would be (x) with respect to the Tranche B-3 U.S. Term Loans, less than 0.50% per annum, the Benchmark Replacement will be deemed to be 0.50% per annum, and (y) with respect to any other Loans, less than 0.00% per annum, the Benchmark Replacement will be deemed to be 0.00% per annum, in each case, for the purposes of this Agreement.

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“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of ~~any~~the then-current Benchmark ~~Rate~~ with an Unadjusted Benchmark Replacement ~~for each applicabl~~e ~~Inter~~e~~st Period~~, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Holdings giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the applicable~~such Benchmark ~~Rate~~ with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~th~~e ~~applicabl~~esuch Benchmark ~~Rate~~ with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency at such time.

“Benchmark Replacement Conforming Changes” shall mean, with respect to either the use or administration or implementation of the Adjusted Term SOFR or the EURIBO Rate, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, to the definition of “Interest Period”, to the definition of “Business Day”, to timing and frequency of determining rates and to making payments of interest and other administrative matters) as may be mutually agreed by the Administrative Agent and Holdings as are necessary to reflect the adoption and implementation of such ~~B~~e~~nchmark R~~e~~placement~~rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of ~~the B~~e~~nchmark R~~e~~plac~~e~~m~~e~~nt~~such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with this Agreement with the prior written consent of Holdings, not to be unreasonably withheld, delayed or conditioned).

“Benchmark Replacement Date” shall mean (i) with respect to the then current Benchmark for Borrowings and Loans denominated in Euros, the earlier to occur of the following events:

(a) in the case of clause (1) or (2) of clause (i) of the definition of “Benchmark Transition Event”, the later of (1) the date of the public statement or publication of information referenced therein and (2) the date on which the administrator of the applicable Benchmark Rate permanently or indefinitely ceases to provide such Benchmark Rate; or

(b) in the case of clause (3) of clause (i) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein; and (ii) with respect to the then-current Benchmark for Borrowings and Loans denominated in Dollars, the earlier to occur of the following events ~~with respect to any B~~e~~nchmark Rate~~:

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(a) in the case of clause (1) or (2) of clause (ii) of the definition of “Benchmark Transition Event”, the later of (~~a~~1) the date of the public statement or publication of information referenced therein and (~~b~~2) the date on which the administrator of ~~the applicable~~such Benchmark ~~Rate~~(or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark ~~Rate~~(or such component thereof); or

(b) in the case of clause (3) of clause (ii) of the definition of “Benchmark Transition Event”, the first date ~~of the public~~on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein~~in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (ii)(a) or (ii)(b) of this definition with respect to any Benchmark for Borrowings and Loans denominated in Dollars upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean (i) with respect to the then current Benchmark for Borrowings and Loans denominated in Euros, the occurrence of one or more of the following events:

(1) a public statement or publication of information by or on behalf of the administrator of the applicable Benchmark announcing that such administrator has ceased or will cease to provide such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of any Benchmark, an insolvency official with jurisdiction over the administrator for any Benchmark, a resolution authority with jurisdiction over the administrator for any Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for any Benchmark, which states that the administrator of such Benchmark has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of any Benchmark announcing that such Benchmark is no longer representative; and

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(ii) with respect to the then current Benchmark for Borrowings and Loans denominated in Dollars, the occurrence of one or more of the following events ~~with resp~~e~~ct to any Benchmark Rate~~:

(1) a public statement or publication of information by or on behalf of the administrator of ~~the applicable~~such Benchmark ~~Rate~~(or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark ~~Rate~~(or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark ~~Rate~~(or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of ~~any~~such Benchmark ~~Rate~~(or the published component used in the calculation thereof), the ~~U.S.~~ Federal Reserve ~~System~~Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for any Benchmark ~~Rate~~(or such component), a resolution authority with jurisdiction over the administrator for ~~any~~such Benchmark ~~Rate~~(or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~any~~such Benchmark ~~Rate~~(or such component), which states that the administrator of such Benchmark ~~Rate~~(or such component) has ceased or will cease to provide all Available Tenors of such Benchmark ~~Rate~~(or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark ~~Rate~~(or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of ~~any~~such Benchmark ~~Rate~~(or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark ~~Rate is no longer~~(or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark for Borrowings and Loans denominated in Dollars if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” shall mean (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to Holdings, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

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“Benchmark Unavailability Period” shall mean, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to any Benchmark ~~Rate~~ and solely to the extent that such Benchmark ~~Rate~~ has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the applicable Benchmark ~~Rate~~ for all purposes hereunder in accordance with Section 2.08 and (y) ending at the time that a Benchmark Replacement has replaced the applicable Benchmark ~~Rate~~ for all purposes hereunder pursuant to Section 2.08.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” shall mean the U.S. Borrowers, the European Borrowers, and any other Wholly Owned Subsidiary of BP I that becomes a party hereto as a Borrower pursuant to Section 9.21.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean Loans of the same Class, Type and currency made, converted or continued on the same date and, in the case of Eurocurrency Loans and Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean (a) with respect to a Borrowing denominated in Dollars, $5,000,000 and (b) with respect to a Borrowing denominated in Euro, €5,000,000.

“Borrowing Multiple” shall mean (a) with respect to a Borrowing denominated in Dollars, $1,000,000 and (b) with respect to a Borrowing denominated in Euro, €1,000,000.

“Borrowing Request” shall mean a request by any Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Borrowing Subsidiary Agreement” shall mean a Borrowing Subsidiary Agreement substantially in the form of Exhibit M-1.

“Borrowing Subsidiary Termination” shall mean a Borrowing Subsidiary Termination substantially in the form of Exhibit M-2.

“BP I” shall mean Beverage Packaging Holdings (Luxembourg) I S.A., a Luxembourg public limited liability company (société anonyme) with a registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 128.592 and a Wholly Owned Subsidiary of Holdings.

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“BP II” shall mean Beverage Packaging Holdings (Luxembourg) II SA, a Luxembourg public limited liability company (société anonyme) with a registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 128.914 and a Wholly Owned Subsidiary of Holdings.

“BP Factoring” shall mean Beverage Packaging Factoring (Luxembourg) S.à r.l., a company incorporated as a société à responsabilité limitée under the laws of Luxembourg with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg (or any successor in interest thereto).

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that (a) when used in connection with a ~~Eurocurrency~~Term SOFR Loan, the term “Business Day” shall exclude any day ~~on~~ which ~~banks are~~is not ~~open for dealing in Dollar deposits in the London interbank market~~a U.S. Government Securities Business Day, (b) when used in connection with a Loan denominated in Euro, the term “Business Day” shall also exclude any day which is not a Target Day and (c) when used in connection with any Calculation Date or determining any date on which any amount is to be paid or made available in a Designated Foreign Currency, the term “Business Day” shall also exclude any day on which commercial banks and foreign exchange markets are not open for business in the principal financial center with respect to such Designated Foreign Currency.

“Calculation Date” shall mean each of the following dates if on such date one or more Revolving Loans or Letters of Credit denominated in a Designated Foreign Currency would be outstanding: (a) the date on which any Revolving Loan is made, converted or continued, (b) the date of issuance, extension or renewal of any Letter of Credit, (c) the last Business Day of each quarter and (d) such additional dates on which the Exchange Rate is calculated as the Administrative Agent shall specify.

“Capital Expenditures” shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of Holdings and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by Holdings and its consolidated Subsidiaries during such period, but excluding in each case (i) any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (ii) any such expenditure financed with the proceeds of Qualified Capital Stock or Subordinated Shareholder Loans, (iii) any such expenditure that constitutes a Permitted Acquisition or an investment in

“Cost Savings” shall mean, for any period, without duplication of cost savings reflected in the actual operating results for such period, cost savings actually realized during such period as part of a cost savings plan, calculated on a pro forma basis as though such cost savings

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had been realized on the first day of such period; provided that a certificate of a Financial Officer of Holdings, certifying that such cost savings plan has been implemented and that the reflection of the Cost Savings in the calculation of Consolidated EBITDA is fair and accurate shall have been delivered to the Administrative Agent, and if reasonably requested by the Administrative Agent, such cost savings shall be verified by the Independent Accountant.

“Covered Entity” shall mean any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning assigned to such term in Section 9.27.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Facilities” shall mean the revolving credit, letter of credit, and term loan facilities provided for by this Agreement.

“Cumulative Credit” shall have the meaning assigned to such term in the June 2016 Senior Secured Note Indenture as in effect on the 2016 Restatement Date (whether or not in effect and whether or not any Indebtedness issued thereunder is outstanding at the time).

“Daily Rate” shall mean, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate or Foreign Base Rate.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Dollar Equivalent” shall mean, on any date of determination, with respect to any

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amount denominated in a currency other than Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Exchange Rate at the time in effect.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of the United States of America or any state thereof or the District of Columbia.

“Early Opt-in Election” shall mean, solely with respect to the Benchmark for Borrowings and Loans denominated in Euros, the occurrence of:

(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to Holdings) that the Required Lenders have determined that syndicated credit facilities denominated in ~~the applicable currency~~Euros being executed at such time, or that include language similar to that contained in Section 2.08 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace any applicable Benchmark ~~Rate~~, and

(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to Holdings and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Eligible Assignee” shall mean (a) in the case of Term Loans and Term Loan Commitments, (i) an Affiliated Lender, to the extent contemplated by Section 9.04(m), (ii) a Lender, (iii) an Affiliate of a Lender, (iv) a Related Fund of a Lender and (v) any other Person (other than a natural person) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing, the applicable Borrowers (each such approval not to be unreasonably withheld or delayed), and (b) in the case of any assignment of a Revolving Credit Commitment, (i) a Revolving Credit Lender, (ii) an Affiliate of a Revolving Credit Lender, (iii) a Related Fund of a Revolving Credit Lender and (iv) any other Person (other than a natural person), in the case of each of the foregoing clauses, approved by the Administrative Agent and each Issuing Bank and, in the case of clauses (b)(ii), (iii) and (iv), unless an Event of Default has occurred and is continuing, the applicable Borrowers (each such approval not to be unreasonably withheld or delayed); provided further that notwithstanding the foregoing, the term “Eligible Assignee” shall not include Holdings, any Borrower or any of their respective Affiliates, except as set forth in clause (a)(i) above.

“Environmental Laws” shall mean all Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, binding directives, orders (including consent orders), and binding agreements in each case, relating to the environment, the preservation or reclamation of natural resources, endangered or threatened species, protection of the climate, human health and safety as they relate to exposure to Hazardous Materials, or the presence or Release of, exposure to, or the generation,

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distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

respect to which Holdings or any such Subsidiary could otherwise be liable, (i) any Foreign Benefit Event or (j) the occurrence of any other similar event or condition with respect to a Plan or Multiemployer Plan that could result in liability (other than liability incurred in the ordinary course of business) of Holdings or any Material Subsidiary in each case in excess of $10,000,000.

“Escrow Subsidiary” shall mean one or more subsidiaries created by Holdings for the purpose of issuing or incurring Indebtedness, the proceeds of which shall be deposited and held in escrow pursuant to customary escrow arrangements pending their use to finance a contemplated Permitted Acquisition. Until such time as the proceeds of such Indebtedness have been released from escrow in accordance with the applicable escrow arrangements (the “Escrow Release Effective Time”), each relevant Escrow Subsidiary shall be deemed not to be a Subsidiary for any purpose of this Agreement and the other Loan Documents; provided that (a) each Escrow Subsidiary shall be identified to the Administrative Agent promptly following its formation (and in any event prior to its incurrence of any Indebtedness) and (b) as of and after the Escrow Release Effective Time, each relevant Escrow Subsidiary shall be a Subsidiary for all purposes of this Agreement and the other Loan Documents unless designated as an Unrestricted Subsidiary in accordance with the terms of this Agreement.

“EURIBO Rate” shall mean, with respect to any Eurocurrency Borrowing denominated in Euro for any Interest Period, the rate per annum equal to the Banking Federation of the European Union EURIBO Rate (“BFEA EURIBOR”), as published by Reuters (or another commercially available source providing quotations of BFEA EURIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Target Days prior to the commencement of such Interest Period, for deposits in Euro (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if such rate is not available at such time for any reason, then the “EURIBO Rate” for such Interest Period shall be the Interpolated Rate.

“Euro” or “€” shall mean the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the ~~Adjust~~e~~d LIBO~~EURIBO Rate.

“European Borrowers” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“European Principal Borrower” shall mean the Luxembourg Borrower or any replacement Principal Borrower with respect to any Credit Facility denominated in Euro designated as set forth in Section 9.21(a)(iii).

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“European Term Lender” shall mean a Lender with a European Term Loan Commitment or an outstanding European Term Loan.

Luxembourg Issuer, the other Loan Parties party thereto and The Bank of New York Mellon, as trustee, pursuant to which the February 2012 9.875% Senior Unsecured Notes were issued.

“February 2012 9.875% Senior Unsecured Notes” shall mean the Senior Unsecured Notes issued on February 15, 2012, by the Luxembourg Issuer and the U.S. Issuers in an aggregate principal amount of $1,250,000,000 to the extent not exchanged for August 2011 9.875% Senior Unsecured Notes, including any Senior Unsecured Notes into which such notes may be exchanged in accordance with the provisions of the February 2012 9.875% Senior Unsecured Note Indenture.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

~~“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.~~

“Fee Letter” shall mean the Engagement Letter dated July 14, 2016, among Holdings, the Administrative Agent and Credit Suisse Securities (USA) LLC.

“Fees” shall mean the Facility Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“First Incremental Assumption Agreement” shall mean the Incremental Assumption Agreement dated as of October 7, 2016, relating to this Agreement.

“First Lien Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of November 5, 2009, as amended on January 21, 2010, among the Administrative Agent, the Indenture Trustee, the Collateral Agents, the grantors party thereto and each additional representative from time to time party thereto, attached hereto as Exhibit G.

“First Restatement Date” shall mean February 9, 2011.

“Fixed Charge Coverage Ratio” shall have the meaning assigned to such term in the June 2016 Senior Secured Note Indenture as in effect on the 2016 Restatement Date (whether or not in effect and whether or not any Indebtedness issued thereunder is outstanding at the time) (it being understood that defined terms used in such definition shall also have the meaning assigned to such terms in such indenture and that the Fixed Charge Coverage Ratio shall be calculated in accordance with the rules set forth in such indenture).

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“Foreign Base Rate” shall mean, for any day, (a) with respect to amounts denominated in Euros, the EURIBO Rate on such day for a three month Interest Period commencing on the of an asset to satisfy unperformed obligations of the seller of such asset or (B) earn-out and other contingent obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP; provided, further, that if any Indebtedness under clause (f) is recourse only to the property so securing it, then the amount thereof shall be deemed to be equal to the lesser of the aggregate principal amount of such Indebtedness and the fair market value of such property. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

“Indemnified Taxes” shall mean Taxes (including Other Taxes), other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as trustee under each of the February 2011 6.875% Senior Secured Note Indenture, the September 2012 5.750% Senior Secured Note Indenture, the June 2016 Senior Secured Note Indenture.

“Independent Accountant” shall mean PricewaterhouseCoopers or other independent public accountants of recognized national standing.

“Information” shall have the meaning assigned to such term in Section 9.16.

“Intercreditor Agreements” shall mean the First Lien Intercreditor Agreement, the 2007 Intercreditor Agreement, the November 2013 Intercreditor Agreement, the Other Intercreditor Agreements, if any, and the Junior Lien Intercreditor Agreements, if any.

“Interest Payment Date” shall mean (a) with respect to any Daily Rate Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurocurrency Loan or Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing or Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurocurrency Borrowing or Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2 (solely in the case of any Eurocurrency Borrowing), 3 or 6 months or, to the extent agreed to by all affected Lenders and the Administrative Agent, 12 months or a period of less than one month thereafter, as the applicable Borrowers may elect; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last

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Business Day of the calendar month at the end of such Interest Period and (iii) no Interest Period for any Loan shall extend beyond the maturity date of such Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing, the Interest Period with respect to the initial borrowing of the Tranche B-3 U.S. Term Loans shall be a period commencing on the 2021 Specified Refinancing and Incremental Amendment Effective Date and ending on October 29, 2021.

“Interpolated Rate” shall mean, in relation to the ~~LIBO Rate or the~~ EURIBO Rate for any Borrowing, the rate which results from interpolating on a linear basis between: (a) ~~(x), in the case of the LIBO Rate, the rate appearing on the Reuters screen (or another commercially available source as designated by the Administrative Agent from time to time) for the LIBO Rate or (y), in th~~e ~~cas~~e ~~of EURIBO Rat~~e~~,~~ the rate appearing on the Reuters screen (or another commercially available source as designated by the Administrative Agent from time to time) for the EURIBO Rate, in each case, for the longest period (for which that rate is available) which is less than the Interest Period for such Borrowing and (b) the rate appearing on such screen or other source, as the case may be, for the shortest period (for which that rate is available) which exceeds the Interest Period for such Borrowing, each as of approximately 11:00 A.M., London time, ~~(x) in the case of the LIBO Rate, two Business Days or (y) in the case of the EURIBO Rate,~~ two Target Days prior to the commencement of such Interest Period.

“Investment Fund” means an Affiliate of Parent Company (other than a natural person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which none of Parent Company, Holdings or any of its subsidiaries possesses, directly or indirectly, the power to make, cause or direct the individual investment decisions for such entity, in each case identified as such in any related Assignment and Acceptance and reasonably acceptable to the Administrative Agent.

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Bank” shall mean, as the context may require, (a) Credit Suisse AG, acting through any of its Affiliates or branches, in its capacity as the issuer of the Existing Letters of Credit, (b) each of the Revolving Credit Lenders with an L/C Commitment set forth on Schedule 2.01, in each case acting through any of its Affiliates or branches, in its capacity as an issuer of Letters of Credit hereunder and (c) any other Lender that may become an Issuing Bank pursuant to Section 2.22(i) or 2.22(k), with respect to Letters of Credit issued by such Lender. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch. It is understood that, after the 2016 Restatement Date, Cooperatieve Rabobank U.A. may become an Issuing Bank pursuant to Section 2.22(k).

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“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).

“L/C Disbursement” shall mean a payment or disbursement made by any Issuing Bank pursuant to a Letter of Credit issued by such Issuing Bank.

“L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time that are denominated in Dollars, plus the Dollar Equivalent at such time of the aggregate undrawn amount of all outstanding Letters of Credit denominated in a Designated Foreign Currency at such time and (b) the aggregate principal amount of all L/C Disbursements in respect of Letters of Credit denominated in Dollars, plus the Dollar Equivalent at such time of the aggregate principal amount of all L/C Disbursements in respect of Letters of Credit denominated in Designated Foreign Currencies, in each case that have not yet been reimbursed by or on behalf of the Revolving Borrowers at such time. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

“L/C Participation Fees” shall have the meaning assigned to such term in Section 2.05(c).

“Legal Reservations” shall mean (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, bankruptcy, reorganization and other laws generally affecting the rights of creditors; (b) the time barring of claims under any applicable laws, the possibility that an undertaking to assume liability for or indemnify a Person against non-payment of Taxes may be void and defenses of set-off or counterclaim; (c) similar principles, rights and defenses under the laws of any relevant jurisdiction; and (d) any other matters of law of general application which may limit validity, enforceability or perfection in any relevant jurisdiction.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01 and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance or an Incremental Assumption Agreement (other than, in the case of clauses (a) and (b), any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance).

“Letter of Credit” shall mean any standby letter of credit (which shall not include any trade letter of credit) issued pursuant to Section 2.22 and any Existing Letter of Credit.

~~“LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period denominated in a currency other than Euro, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the ICE Benchmark Administration Interest Settlement Rates for deposits in such currency (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration Limited (or any successor administrator) as an authorized information vendor for the purpose of displaying such rates (or, if the ICE Benchmark Administration Limited no longer administers such rate, the equivalent rate for deposits in such currency administered by any successor administrator of such rate) for a period equal to such Interest Period; provided that, to~~

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~~the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the Interpolated Rate.~~

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“PEGHI” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the U.S. Collateral Agreement.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(h). If any acquisition is consummated in accordance with Section 6.04(i), each such acquisition shall be deemed to have been a Permitted Acquisition for all purposes of this Agreement and the other Loan Documents.

“Permitted Affiliated Lender Exchange Debt” shall mean debt securities of Holdings, the Borrowers or a Parent Company issued to an Affiliated Lender in exchange for Term Loans of such Affiliated Lender pursuant to Section 9.04(m)(i)(C); provided that (a) such Indebtedness may be unsecured or secured on a junior basis to (but not on a pari passu basis with) the Obligations, (b) such Indebtedness shall not be guaranteed by any Subsidiary or Affiliate of Holdings that is not a Guarantor, (c) the obligations in respect thereof shall not be secured by any Lien on any asset of Holdings or any Subsidiary or any Affiliate of Holdings other than assets constituting Collateral, (d) the final maturity date of such Indebtedness shall be no earlier than the Maturity Date with respect to the Term Loans exchanged for such Indebtedness, (e) the weighted average life to maturity of such Indebtedness shall be no shorter than the weighted average life to maturity of the Term Loans exchanged for such Indebtedness, (f) none of the interest rates, fees or other pricing terms with respect to such Indebtedness provides for greater payments than those with respect to the Term Loans exchanged for such Indebtedness and (g) the other terms of such Indebtedness, taken as a whole, are no more favorable to the holder thereof than the terms applicable to the Term Loans exchanged for such Indebtedness.

“Permitted Amendments” shall mean any or all of the following: (i) the extension of the final maturity date and scheduled amortization of the applicable Loans and/or Commitments of the Accepting Lenders, (ii) increases or decreases to the scheduled amortization payments of the applicable Term Loans of the Accepting Lenders; provided that the weighted average life to maturity of the Term Loans of the Accepting Lenders after giving effect to the Permitted Amendments with respect thereto shall be no shorter than the weighted average life to maturity of the Term Loans of the Affected Class held by Lenders that are not Accepting Lenders, (iii) increases or decreases in the Applicable Margins and/or Fees payable with respect to the applicable Loans and/or Commitments of the Accepting Lenders, (iv) the inclusion of additional fees to be payable to the Accepting Lenders, (v) modifications to the prepayment provisions with respect to the Loans of the Accepting Lenders; provided that such Accepting Lenders may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory repayments or prepayments under this Agreement, and (vi) such

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amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to treat the modified Loans and Commitments

Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Exposure.

“Revolving Credit Lender” shall mean a Lender with a Revolving Credit Commitment or outstanding Revolving Credit Exposure.

“Revolving Credit Maturity Date” shall mean August 5, 2024; provided that if on any Springing Maturity Date with respect to any Reference Debt that occurs prior to the then-scheduled Revolving Credit Maturity Date, the outstanding principal amount of such applicable Reference Debt exceeds $500,000,000, the Revolving Credit Maturity Date shall instead be such Springing Maturity Date.

“Revolving Loans” shall mean the revolving loans made by the Lenders to the Revolving Borrowers pursuant to Section 2.01(a). Unless the context shall otherwise require the term “Revolving Loans” shall include Loans made by Incremental Revolving Credit Lenders pursuant to their Incremental Revolving Credit Commitments.

~~“RGHI” shall have the meaning assigned to such term in the introductory statement to this Agreement.~~

“S&P” shall mean S&P Global Ratings, or any successor thereto.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Second Incremental Assumption Agreement” shall mean the Incremental Assumption Agreement dated as of February 7, 2017, relating to this Agreement.

“Second Restated Credit Agreement” shall mean the Second Amended and Restated Credit Agreement dated as of August 9, 2011 (as amended, supplemented or otherwise modified prior to the Third Restatement Date), among Holdings, the Borrowers party thereto, the lenders party thereto and Credit Suisse AG, as administrative agent.

“Secured Parties” shall mean (a) the Bank Secured Parties, (b) the holders of the Senior Secured Notes, (c) the Indenture Trustee, (d) the successors and assigns of each of the foregoing and (e) each other “Secured Party” as defined in the First Lien Intercreditor Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

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“Security Documents” shall mean the Mortgages, the Collateral Agreements, each Affiliate Subordination Agreement and each of the security agreements, mortgages and other

“Senior Unsecured Note Indenture” shall mean each of (a) the February 2011 8.250% Senior Unsecured Note Indenture, (b) the August 2011 9.875% Senior Unsecured Note Indenture, (c) the February 2012 9.875% Senior Unsecured Note Indenture, (d) the June 2016 7.000% Senior Unsecured Note Indenture and (e) any other indenture or note purchase agreement under which any senior unsecured notes are issued (or in the case of Senior Unsecured Notes in the form of bridge loans, the loan agreement with respect thereto), in each case, as the same may be amended, restated, supplemented, substituted, replaced, refinanced or otherwise modified from time to time in accordance with Sections 6.01(m), 6.01(w) or 6.01(bb) (but excluding the November 2013 5.625% Senior Unsecured Note Indenture).

“Senior Unsecured Notes” shall mean each of (a) (i) the February 2011 8.250% Senior Unsecured Notes, (ii) the August 2011 9.875% Senior Unsecured Notes, (iii) the February 2012 9.875% Senior Unsecured Notes and (iv) the June 2016 7.000% Senior Unsecured Notes and (b) any other senior unsecured notes issued pursuant to an indenture or note purchase agreement or senior unsecured bridge loan of any Loan Party issued or incurred pursuant to Section 6.01(m), 6.01(w) or 6.01(bb) (but excluding the November 2013 5.625% Senior Unsecured Notes); provided that (x) in the case of clause (b), (A) the final maturity date of such Indebtedness is no earlier than the date that is 91 days after the Latest Term Loan Maturity Date and (B) the weighted average life to maturity of such Indebtedness is no shorter than the weighted average life to maturity of the Term Loans and (y) in each case of clauses (a) and (b),the obligations in respect thereof shall not be guaranteed by any Subsidiary or Affiliate of Holdings that is not a Guarantor.

“September 2012 5.750% Senior Secured Note Indenture” shall mean the senior secured note Indenture dated as of September 28, 2012, among the U.S. Issuers, the Luxembourg Issuer, the other Loan Parties party thereto and the Indenture Trustee, pursuant to which the September 2012 5.750% Senior Secured Notes were issued.

“September 2012 5.750% Senior Secured Notes” shall mean the Senior Secured Notes issued on September 28, 2012, by the Luxembourg Issuer and the U.S. Issuers in an aggregate principal amount of $3,250,000,000, including any Senior Secured Notes into which such notes may be exchanged in accordance with the provisions of the September 2012 5.750% Senior Secured Notes Indenture.

“Similar Business” shall mean (a) any businesses, services or activities engaged in by Holdings or any Subsidiary on the 2016 Restatement Date and (b) any businesses, services and activities engaged in by Holdings or any Subsidiary that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

“SOFR” ~~with respect to any day~~ shall mean the secured overnight financing rate ~~published for such day~~as administered by the Federal Reserve Bank of New York~~, as the~~

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~~administrator of the benchmark~~ (or a successor administrator), ~~on~~as the ~~Federal Reserve Bank of New York’s Website~~administrator of the secured overnight financing rate.

“Special Purpose Financing Undertakings” means representations, warranties, covenants, indemnities, guarantees of performance and other agreements and undertakings entered into or provided by Holdings or any of the Subsidiaries that Holdings determines in good

“Term Loan Repayment Dates” shall mean (a) the dates scheduled for the repayment of principal of Term Loans set forth in Section 2.11(a) and (b) any Incremental Term Loan Repayment Dates.

“Term Loans” shall mean the U.S. Term Loans and the European Term Loans. Unless the context shall otherwise require, the term “Term Loans” shall include any Incremental Term Loans made after the 2016 Restatement Date.

“Term SOFR” shall mean:

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of three months on the day (such day, the “ABR Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such ABR SOFR Determination Day.

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“Term SOFR Adjustment” means (a) 0.11448% for a one-month Interest Period, (b) 0.26161% for a three-month Interest Period and (c) 0.42826% for a six-month Interest Period.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means a Loan that bears interest at a rate based on the Adjusted Term SOFR, other than pursuant to clause (b) of the definition of “Alternate Base Rate”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Third Restatement Date” shall mean September 28, 2012.

“Total Debt” shall mean, at any time, the aggregate principal amount of total Indebtedness of Holdings and the Subsidiaries at such time of the types described under clauses (a) (excluding Indebtedness of Holdings consisting of Subordinated Shareholder Loans), (b), (f), (g) (to the extent related to Indebtedness that could constitute “Total Debt” hereunder), (h), (j) (to the extent relating to Disqualified Stock), (k) (to the extent of any unreimbursed drawings thereunder) and (l) of the definition of the term “Indebtedness”. For the avoidance of doubt, Total Debt shall not include intercompany Indebtedness of Holdings or a Subsidiary to Holdings or a Subsidiary. Notwithstanding the foregoing, Total Debt shall include Indebtedness under any receivables financing to the extent, and only to the extent, such Indebtedness is included in the calculation of “Senior Secured First Lien Indebtedness” (or any similar term) in any Senior Secured Note Indenture or “Secured Indebtedness” (or any similar term) in any Senior Unsecured Note Indenture, in each case in effect on the date of determination.

“Total Leverage Ratio” shall mean, on any date, the ratio of (a) the Total Debt minus, without duplication, Unrestricted Cash, in each case on such date, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date for which the financial statements and certificates required by Sections 5.04(a) or 5.04(b), as the case may be, and 5.04(c) have been delivered or for which comparable financial statements have been filed with the Securities and Exchange Commission.

“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The Total Revolving Credit Commitment is $302,300,000 as at the 2016 Restatement Date.

“Total Secured Leverage Ratio” shall mean, on any date, the ratio of (a) the Total Debt that is secured by Liens on property or assets of Holdings or any of the Subsidiaries (other than cash or Permitted Investments held in a defeasance or similar trust or arrangement for the benefit of Indebtedness that has been called for redemption or otherwise defeased, satisfied or

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discharged) minus, without duplication, Unrestricted Cash, in each case on such date, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date for which the financial statements and certificates required by Sections 5.04(a) or 5.04(b), as the case may be, and 5.04(c) have been delivered or for which comparable financial statements have been filed with the Securities and Exchange Commission.

“Tranche B-1 U.S. Term Lender” shall mean a Lender with a Tranche B-1 U.S. Term Loan.

“Tranche B-1 U.S. Term Loan Maturity Date” shall mean February 5, 2023.

“Tranche B-1 U.S. Term Loans” shall mean the U.S. Term Loans made prior to the Amendment No. 13 Effective Date that were designated as “Tranche B-1 U.S. Term Loans” pursuant to Amendment No. 13. As of the Amendment No. 13 Effective Date and after giving effect to any prepayment thereof with the proceeds of the Tranche B-2 U.S. Term Loans and the proceeds of the Notes Offering (as defined in Amendment No. 13), the aggregate outstanding principal amount of Tranche B-1 U.S. Term Loans is $1,206,535,777.48.

“Tranche B-2 U.S. Term Lender” shall mean a Lender with a Tranche B-2 U.S. Term Loan.

“Tranche B-2 U.S. Term Loan Maturity Date” shall mean February 5, 2026.

“Tranche B-2 U.S. Term Loans” shall mean the term loans made pursuant to Amendment No. 13 on the Amendment No. 13 Effective Date. As of the Amendment No. 13 Effective Date, the aggregate outstanding principal amount of Tranche B-2 U.S. Term Loans is $1,250,000,000.

“Tranche B-3 U.S. Term Lender” shall mean a Lender with a Tranche B-3 U.S. Term Loan.

“Tranche B-3 U.S. Term Loan Maturity Date” shall mean September 24, 2028.

“Tranche B-3 U.S. Term Loans” shall mean the term loans made pursuant to the 2021 Specified Refinancing and Incremental Amendment on the 2021 Specified Refinancing and Incremental Amendment Effective Date. As of the 2021 Specified Refinancing and Incremental Amendment Effective Date, the aggregate outstanding principal amount of Tranche B-3 U.S. Term Loans is $1,015,000,000.

“Transactions” shall have the meaning assigned to such term in the Existing Credit Agreement.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted ~~LIBO Rate~~Term SOFR, the Alternate Base Rate, the EURIBO Rate and the Foreign Base Rate.

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“U.K. Bank Levy” shall mean the United Kingdom Tax called the “Bank Levy”, the introduction of which was announced by the United Kingdom government on June 22, 2010, subsidiary of an Unrestricted Subsidiary. Holdings may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (A) no Event of Default has occurred and is continuing or would result therefrom, (B) immediately after giving effect to such Subsidiary Redesignation, Holdings shall be in Pro Forma Compliance with the covenant set forth in Section 6.12, (C) any Indebtedness of the applicable Subsidiary and any Liens encumbering its property existing as of the time of such Subsidiary Redesignation shall be deemed newly incurred or established, as applicable, at such time and (D) Holdings shall have delivered to the Administrative Agent a certificate executed by a Financial Officer of Holdings, certifying compliance with the requirements of the preceding clauses (A) and (B), and containing the calculations and information required by the preceding clause (B); provided further that no Unrestricted Subsidiary that has been designated as a Subsidiary pursuant to a Subsidiary Redesignation may again be designated as an Unrestricted Subsidiary.

“U.S. Borrowers” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“U.S. Collateral Agreement” shall mean the Collateral Agreement dated as of November 5, 2009, among the U.S. Borrowers and the Subsidiaries that are organized in the United States and that are party thereto, certain other Subsidiaries party thereto and The Bank of New York Mellon, as Collateral Agent for the benefit of the Secured Parties, attached hereto as Exhibit F.

“U.S. GAAP” shall mean generally accepted accounting principals in effect from time to time in the United States, applied on a consistent basis.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Issuers” shall mean Reynolds Group Issuer LLC, a Delaware limited liability company, and Reynolds Group Issuer Inc., a Delaware corporation, each of which is a Wholly Owned Subsidiary of Holdings (and their respective successors which shall be Wholly Owned Subsidiaries of Holdings).

“U.S. Principal Borrower” shall mean ~~RGHI~~PEGHI or any replacement Principal Borrower with respect to any Credit Facility denominated in Dollars designated as set forth in Section 9.21(a)(iii).

“U.S. Recipient” shall mean, as applicable, any Recipient of payments on or in respect of the U.S. Term Loans, the Revolving Loans, Incremental Term Loans to a U.S. Borrower or a Letter of Credit, including any fees related thereto.

“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 9.27.

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GAAP (or change contemplated by Section 6.13(b)) occurring after the Closing Date on the operation of such covenant (or if the Administrative Agent notifies Holdings that the Required Lenders wish to amend Article VI or any related definition for such purpose), then Holdings’ compliance with such covenant shall be determined, with respect to the relevant change in GAAP, on the basis of GAAP in effect immediately before such change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to (x) with respect to changes in GAAP related to pension or lease accounting, revenue recognition or financial instruments, Holdings and the Administrative Agent in its sole discretion and (y) with respect to other changes to GAAP, Holdings and the Required Lenders.

1.3 Pro Forma Calculations. (a)All pro forma calculations permitted or required to be made by Holdings or any Subsidiary pursuant to this Agreement shall include only those adjustments that (a) would be permitted or required by the definition of Consolidated EBITDA, (b) would be permitted or required by Regulation S-X under the Securities Act, or (c) have been certified by a Financial Officer of Holdings as having been prepared in good faith based upon reasonable assumptions.

(b) For purposes of calculating the principal amount of Indebtedness permitted to be incurred pursuant to Section 2.23 (including the definition of Incremental Facility Amount), 6.01(i) or 6.01(l), in each case in reliance on a pro forma calculation of the Total Secured Leverage Ratio, such pro forma calculation of the Total Secured Leverage Ratio shall not give effect to any other incurrence of Indebtedness on the date of determination secured by Liens pursuant to Section 6.02(dd) or, in the case of a calculation under Section 1.07, any proposed incurrence of Indebtedness on the closing date of a Limited Condition Acquisition to be secured by Liens pursuant to Section 6.02(dd).

1.4 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “~~Eurocurrency~~Term SOFR Loan”) or by Class and Type (e.g., a “~~Eurocurrency~~Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “~~Eurocurrency~~Term SOFR Borrowing”) or by Class and Type (e.g., a “~~Eurocurrency~~Term SOFR Revolving Credit Borrowing”).

1.5 Exchange Rate Calculations. On each Calculation Date, the Administrative Agent shall (a) determine the Exchange Rate as of such Calculation Date and (b) give notice thereof to the Borrowers. The Exchange Rate so determined shall become effective on such Calculation Date and shall remain effective until the next succeeding Calculation Date, and shall for all purposes relating to the Revolving Credit Commitments and the extensions of credit thereunder (other than as set forth below or in any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rate employed in converting amounts between Dollars and any Designated Foreign Currency. Whenever it shall be necessary to determine the Required Lenders, or the allocation of any payment to be made to or by the Lenders holding Loans and Commitments denominated in Euro or another Designated Foreign Currency, (a) the Dollar Equivalent of the Term Loans denominated in any Designated Foreign Currency as determined at the time such Term Loans are made and (b) the Dollar Equivalent of the Revolving Credit Commitments denominated in any Designated Foreign Currency at the time such

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Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum (except, with respect to any Borrowing of Incremental Term Loans or Other Revolving Loans, to the extent otherwise provided in the related Incremental Assumption Agreement) or (ii) equal to the remaining available balance of the applicable Commitments.

(b) Subject to Sections 2.02(f), 2.08, 2.15 and 2.22(f), (i) each Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or ~~Eurocurr~~e~~ncy~~Term SOFR Loans as the applicable U.S. Borrower may request pursuant to Section 2.03 and (ii) each Borrowing denominated in a Designated Foreign Currency shall be comprised entirely of Eurocurrency Loans. Each Lender may at its option make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that no Borrower shall be entitled to request any Borrowing that, if made, would result in more than 14 ~~Eurocurrency~~Term SOFR Borrowings of the U.S. Borrowers in the aggregate and six Eurocurrency Borrowings of the European Borrowers in the aggregate being outstanding hereunder at any time (or in each such case such greater number of Eurocurrency Borrowings or Term SOFR Borrowings, as applicable, permitted by the Administrative Agent in its sole discretion). For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency to such account as the Administrative Agent may designate not later than (i) 12:00 (noon), New York City time, in the case of a ~~Eurocurr~~e~~ncy~~Term SOFR Borrowing denominated in Dollars or an ABR Borrowing or (ii) 8:00 a.m., New York City time, in the case of any Borrowings denominated in a Designated Foreign Currency, and the Administrative Agent shall promptly credit the amounts so received to an account in the name of the applicable Borrower, designated by such Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with

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any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to such Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the applicable Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of such Issuing Bank at (i) in the case of such Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

2.3 Borrowing Procedure. In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f) as to which this Section 2.03 shall not apply), a Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a ~~Eurocurrency~~Term SOFR Borrowing denominated in Dollars, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing and (b) in the case of a Eurocurrency Borrowing denominated in a Designated Foreign Currency, not later than 12:00 (noon), New York City time, four Business Days before a proposed Borrowing and (c) in the case of an ABR Borrowing, not later than 12:00 (noon), New York City time, one Business Day before a proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or e-mail delivery to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a Borrowing of Tranche B-1 U.S. Term Loans, Tranche B-2 U.S. Term Loans, Tranche B-3 U.S. Term Loans, European Term Loans, Incremental Term Loans of any other Class, Revolving Loans or Other Revolving Loans and whether such Borrowing is to be a Eurocurrency Borrowing, a Term SOFR Borrowing or an ABR Borrowing (or a FBR Borrowing); (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount and currency of such Borrowing; and (v) if such Borrowing is to be a Eurocurrency Borrowing or a Term SOFR Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, (x) each requested Borrowing shall comply with the requirements set forth in Section 2.02 and (y) no Borrowing may be requested to be made on the same day that a prepayment under Section 2.12 of Loans of the same Class and Type the requested Borrowing is scheduled to be made. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be in the case of Borrowing denominated in Dollars, an ABR Borrowing, and, in the case of a Borrowing denominated in a Designated Foreign Currency, a Eurocurrency Borrowing. If no Interest Period with respect to any Eurocurrency Borrowing or Term SOFR Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

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commencing with the 2016 Restatement Date or ending with the Revolving Credit Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated); provided that (i) if any Revolving Credit Exposure remains outstanding following any such expiration or termination of the Revolving Credit Commitments, the Facility Fees with respect to such Revolving Credit Exposure shall continue to accrue for so long as such Revolving Credit Exposure remains outstanding and shall be payable on demand and (ii) if any Revolving Credit Lender shall become a Defaulting Lender, the portion of such Facility Fee attributable to the unused amount of the Revolving Credit Commitment of such Defaulting Lender shall cease to accrue and shall not be payable hereunder for so long as such Revolving Credit Lender shall be a Defaulting Lender. All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b) Each Borrower agrees to pay to the Administrative Agent, for its own account and the accounts of its Affiliates referred to therein, the fees set forth in the Fee Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).

(c)Each Revolving Borrower agrees to pay to each Revolving Credit Lender (other than a Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (the “L/C Participation Fees”) in Dollars calculated on such Lender’s Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the 2016 Restatement Date or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Margin from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurocurrency Loans and Term SOFR Loans pursuant to Section 2.06. Each Revolving Borrower agrees to pay to each Issuing Bank for its own account, the fronting, issuing and drawing fees specified from time to time by such Issuing Bank (the “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the applicable Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

2.6 Interest on Loans. (a)Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b) Subject to the provisions of Section 2.07, the Loans comprising each ~~Eurocurrency~~Term SOFR Borrowing shall bear interest (computed on the basis of the

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actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted ~~LIBO Rate~~Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)Subject to the provisions of Section 2.07, the Loans comprising each FBR Borrowing shall bear interest (computed on the basis of the actual days elapsed over a year of 360 days, as the case may be) at a rate per annum equal to the Foreign Base Rate in effect for such Borrowing plus the Applicable Margin.

(d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Foreign Base Rate or Adjusted ~~LIBO~~Term SOFR or EURIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(e) Subject to the provisions of Section 2.07, the Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

2.7 Default Interest. If any Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, until such defaulted amount shall have been paid in full, to the extent permitted by law, all overdue amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) with respect to all other overdue amounts, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to (i) if such overdue amount relates to Revolving Loans, the rate that would be applicable to a Daily Rate Revolving Loan, (ii) if such overdue amount relates to Tranche B-1 U.S. Term Loans, the rate that would be applicable to a Daily Rate Tranche B-1 U.S. Term Loan, (iii) if such overdue amount relates to Tranche B-3 U.S. Term Loans, the rate that would be applicable to a Daily Rate Tranche B-3 U.S. Term Loan and (iv) otherwise, the rate that would be applicable to a Daily Rate Tranche B-2 U.S. Term Loan, in each case, plus 2.00% per annum.

2.8 Alternate Rate of Interest. (a) If at least two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing or Term SOFR Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO Rate~~Term SOFR or the EURIBO Rate, as applicable, for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

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(b) the Administrative Agent is advised by the Required Lenders that the Adjusted ~~LIBO Rat~~eTerm SOFR or the EURIBO Rate for the applicable currency and/or such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to Holdings and the Lenders by hand delivery, facsimile or other electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies Holdings and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any request by a Borrower for the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurocurrency~~Term SOFR Borrowing shall be ineffective and such Borrowing shall be converted to a Daily Rate Borrowing ~~on the last day of the Interest Period applicable thereto~~ and the utilization of the ~~LIBO Rate~~ Adjusted Term SOFR component in determining the Alternate Base Rate shall be suspended on the last day of the Interest Period applicable thereto and (ii) if any Borrowing Request requests a Term SOFR Borrowing or Eurocurrency Borrowing, as applicable, then such Borrowing shall be made as a Daily Rate Borrowing and, in the case of a Borrowing denominated in Dollars, the utilization of the ~~LIBO Rate~~ Adjusted Term SOFR component in determining the Alternate Base Rate shall be suspended; provided, however, that (x) in each case, Holdings may revoke any Borrowing Request that is pending when such notice is received and (y) if the circumstances giving rise to such notice affect only Borrowings in certain currencies, then ~~Eurocurrency~~the Borrowings in unaffected currencies shall be permitted to the extent otherwise permitted by this Agreement.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and Holdings may amend this Agreement to replace any Benchmark ~~Rate~~ with a Benchmark Replacement. Any such amendment with respect to—a—~~Benchmark—Transition—Ev~~e~~nt~~any Benchmark for Borrowings and Loans denominated in Dollars with (x) a Benchmark Replacement determined in accordance with clause (a) of the definition of “Benchmark Replacement” will be effective without any further action or consent of any other party to this Agreement or any other Loan Document and (y) a Benchmark Replacement determined in accordance with clause (b) of the definition of “Benchmark Replacement” for all purposes hereunder and under any Loan Document in respect of any Benchmark setting will become effective at 5:00 p.m., New York City time, on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and Holdings so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis. Any such amendment with respect any Benchmark for Borrowings and Loans denominated in Euros will become effective at 5:00 p.m., New York City time, on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and Holdings so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such

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Required Lenders accept such amendment. No replacement of any Benchmark ~~Rat~~e with a Benchmark Replacement pursuant to this Section 2.08 will occur prior to the applicable Benchmark Transition Start Date.

(c)In connection with the implementation of or, solely with respect to a Benchmark Replacement for Borrowings or Loans denominated in Dollars, the use or administration of, a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time with the prior written consent of Holdings, not to be unreasonably withheld, delayed or conditioned.

(d) The Administrative Agent will promptly notify Holdings and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt- in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.08, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.08.

(e)Upon Holdings’ receipt of notice of the commencement of a Benchmark Unavailability Period, Holdings may revoke any request for a Borrowing of, conversion to or continuation of Eurocurrency Loans or Term SOFR Loans, as applicable, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Holdings will be deemed to have converted any such request into a request for a Borrowing of or conversion to Daily Rate Loans. During any Benchmark Unavailability Period with respect to the Adjusted Term SOFR, (x) the component of the Alternate Base Rate based upon the ~~LIBO~~ RateAdjusted Term SOFR will not be used in any determination of the Alternate Base Rate, (y) any request by a Borrower for the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurocurr~~e~~ncy~~Term SOFR Borrowing shall be ineffective and (z) any affected Borrowing shall be converted to a Daily Rate Borrowing on the last day of the Interest Period applicable thereto.

(f) Notwithstanding anything to the contrary herein, with respect to any Borrowings or Loans denominated in Dollars, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or

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after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, to the extent any Tranche B-1 U.S. Term Loans are outstanding under this Agreement with respect to which the terms of this Section 2.08 do not apply, solely for purposes of determining whether the Required Lenders have taken any action contemplated by this Section 2.08 or the definition of the term “Benchmark Transition Start Date” or “Early Opt-in Election”, such Tranche B-1 U.S. Term Loans shall be disregarded in making such determination.

2.9 Termination and Reduction of Commitments. (a)Any Incremental Term Loan Commitments shall terminate as provided in the related Incremental Assumption Agreement. The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Maturity Date. The L/C Commitments shall automatically terminate on the earlier to occur of (i) the termination of the applicable Revolving Credit Commitments and (ii) the date 30 days prior to the Revolving Credit Maturity Date.

(b) Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the applicable U.S. Borrowers or the applicable European Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments of any Class or the Revolving Credit Commitments extended to such Borrowers; provided, however, that (i) each partial reduction of any Term Loan Commitments or any Revolving Credit Commitments of any Class shall be in an integral multiple of the Borrowings Multiple and in a minimum amount equal to the Borrowing Minimum and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure (without taking into account Letters of Credit that have been cash collateralized or backstopped in a manner reasonably satisfactory to the Administrative Agent) at the time. Notwithstanding anything to the contrary contained in this Agreement, the applicable U.S. Borrowers and the applicable European Borrowers may rescind any notice of termination under this Section 2.09 if such termination would have resulted from a refinancing of all of the relevant Loans, which refinancing shall not be consummated or shall otherwise be delayed.

(c)Each reduction in the Term Loan Commitments or the Revolving Credit Commitments of a Class hereunder shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. The U.S. Borrowers or the European Borrowers, as applicable, shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, of any Revolving Credit Commitments, the Facility Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

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2.10 Conversion and Continuation of Borrowings. The applicable Borrowers shall have the right at any time upon prior irrevocable written notice to the Administrative Agent (a) not later than 12:00 (noon), New York City Time, three Business Days prior to the day of conversion or continuation, to (x) convert any ~~Eurocurr~~e~~ncy~~Term SOFR Borrowing denominated in Dollars into an ABR Borrowing or to continue any ~~Eurocurrency~~Term SOFR Borrowing denominated in Dollars as a ~~Eurocurr~~e~~ncy~~Term SOFR Borrowing for an additional Interest Period, (y) convert any ABR Borrowing into a ~~Eurocurrency~~Term SOFR Borrowing or (z) convert the Interest Period with respect to any ~~Eurocurr~~e~~ncy~~Term SOFR Borrowing denominated in Dollars to another permissible Interest Period and (b) not later than 12:00 (noon), New York City time, four Business Days prior to conversion or continuation, to (A) continue any Eurocurrency Borrowing denominated in a Designated Foreign Currency as a Eurocurrency Borrowing for an additional Interest Period or (B) convert the Interest Period with respect to any Eurocurrency Borrowing denominated in a Designated Foreign Currency to another permissible Interest Period, subject in each case to the following:

(a) [reserved];

(b) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(c) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(d) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; and accrued interest on any Eurocurrency Loan or any Term SOFR Loan (or portion thereof) being converted shall be paid by the applicable Borrower at the time of conversion;

(e) if any Eurocurrency Borrowing or any Term SOFR Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the applicable Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(f) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurocurrency Borrowing or a Term SOFR Borrowing;

(g) any portion of a Eurocurrency Borrowing or a Term SOFR Borrowing that cannot be converted into or continued as a Eurocurrency Borrowing or a Term SOFR Borrowing, as applicable, by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into a Daily Rate Borrowing;

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(h) no Interest Period may be selected for any Eurocurrency Borrowing or any Term SOFR Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurocurrency Borrowings or the Term SOFR Borrowings comprised of Term Loans or Other Term Loans, as applicable, with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the Daily Rate Term Borrowings comprised of Term Loans or Other Term Loans, as applicable, would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date; and

(i) upon notice to the Borrowers from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, (A) no outstanding Loan ~~(except, and subject to clause (C), Loans comprising a Borrowing denominated in a Designated Foreign Currency)~~ may be converted into, or continued as, a ~~Eurocurr~~e~~ncy~~Term SOFR Loan, (B) each outstanding ~~Eurocurrency~~Term SOFR Borrowing denominated in Dollars shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing and (C) no Interest Period in excess of one month may be selected for any Borrowing denominated in a Designated Foreign Currency.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the applicable Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurocurrency Borrowing or a Term SOFR Borrowing or an ABR Borrowing or, to the extent required by Section 2.10(vii), an FBR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurocurrency Borrowing or a Term SOFR Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurocurrency Borrowing or a Term SOFR Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the applicable Lenders of any notice given pursuant to this Section 2.10 and of each such Lender’s portion of any converted or continued Borrowing. If the applicable Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), (i) in the case of a Borrowing denominated in Dollars, automatically be continued as an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Designated Foreign Currency, automatically be continued as a new Eurocurrency Borrowing with an Interest Period of one month.

2.11 Repayment of Term Borrowings. (a) (i) The U.S. Borrowers shall pay to the Administrative Agent, on the last Business Day of each calendar quarter commencing with the first full calendar quarter ending after the Amendment No. 13 Effective Date, for the account of the Tranche B-2 U.S. Term Lenders, a principal amount of the Tranche B-2 U.S. Term Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(f) and 2.23(d)) equal to 0.25% of the

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aggregate principal amount of the Tranche B-2 U.S. Term Loans made on the Amendment No. 13 Effective Date.

(b) The European Borrowers shall pay to the Administrative Agent, for the account of the European Term Lenders, on the last Business Day of each calendar quarter following the 2017 Incremental Term Loan Effective Date (commencing with the calendar quarter that contains the 2017 Incremental Term Loan Effective Date), a principal amount of the European Term Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(f) and 2.23(d)) equal to 0.25% of the aggregate principal amount of the Incremental European Term Loans (as defined in the Second Incremental Assumption Agreement) made on the 2017 Incremental Term Loan Effective Date.

(c) The U.S. Borrowers shall pay to the Administrative Agent, on the last Business Day of each calendar quarter commencing with the first full calendar quarter ending after the 2021 Specified Refinancing and Incremental Amendment Effective Date, for the account of the Tranche B-3 U.S. Term Lenders, a principal amount of the Tranche B-3 U.S. Term Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(f) and 2.23(d)) equal to 0.25% of the aggregate principal amount of the Tranche B-3 U.S. Term Loans made on the 2021 Specified Refinancing and Incremental Amendment Effective Date.

(d) Except with respect to the Term Loans described in the preceding clauses of this Section 2.11(a), the applicable Term Borrower or Term Borrowers shall pay to the Administrative Agent, for the account of the Incremental Term Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.12 and 2.13(f)) equal to the amount set forth for such date in the applicable Incremental Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b) To the extent not previously paid, all Term Loans and Other Term Loans shall be due and payable on the European Term Loan Maturity Date, the Tranche B-1 U.S. Term Loan Maturity Date, the Tranche B-2 U.S. Term Loan Maturity Date, the Tranche B-3 U.S. Term Loan Maturity Date or the Incremental Term Loan Maturity Date, as the case may be, applicable to such Class of Term Loans or Other Term Loans, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(c)All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

2.12 Voluntary Prepayment. (a)The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, following written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Administrative Agent not later than 12:00 (noon), New York City time, (i) three Business Days prior to the date of prepayment, in the case of ~~Eurocurrency~~Term SOFR Loans denominated in Dollars, (ii) four Business Days prior to the date of prepayment, in the case of Eurocurrency Loans denominated in a Designated Foreign Currency and (iii) one Business Day prior to the date of prepayment, in the

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case of ABR Loans; provided, however, that (x) each partial prepayment shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and (y) at the applicable Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section 2.12(a), such prepayment may not, so long as no Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender.

(b) Notwithstanding anything to the contrary contained in this Section 2.12 or any other provision of this Agreement and without otherwise limiting the rights in respect of prepayments of the Loans, so long as no Event of Default has occurred and is continuing, Holdings, any Borrower or any of their Subsidiaries (each, a “Repurchaser”) may repurchase outstanding Term Loans pursuant to this Section 2.12 on the following basis:

(a) The Repurchaser may conduct one or more auctions (each, an “Auction”) to repurchase all or any portion of the Term Loans of any Class by providing written notice to the Administrative Agent (for distribution to the Term Lenders of the related Class) identifying the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall contain (x) the total cash value of the bid, in a minimum amount of $10,000,000 or €10,000,000, as the case may be, with minimum increments of $1,000,000 or €1,000,000, as the case may be (the “Auction Amount”) and (y) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans at issue that represents the range of purchase prices that could be paid in the Auction;

(e)If, prior to the date that is six months after the 2021 Specified Refinancing and Incremental Amendment Effective Date, (i) all or any portion of the Tranche B-3 U.S. Term Loans are prepaid out of the proceeds of a substantially concurrent issuance or incurrence by Holdings, the Borrowers or any of their subsidiaries of any broadly syndicated dollar-denominated long-term term “B” credit facility that is secured on a pari passu basis with the Tranche B-3 U.S. Term Loans and the all-in-yield (as determined by the Administrative Agent in consultation with Holdings and in a manner consistent with generally accepted financial practice and, in any event, excluding the effect of any arrangement, structuring, syndication, commitment or other fees in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the Adjusted ~~LIBO Rat~~eTerm SOFR) of such secured term loan financing is less than the yield (as determined by the Administrative Agent on the same basis) of the Tranche B-3 U.S. Term Loans or (ii) a Tranche B-3 U.S. Term Lender must assign its Tranche B-3 U.S. Term Loans pursuant to Section 2.21 as a result of its failure to consent to an amendment that would reduce (as determined by the Administrative Agent in consultation with Holdings) any of the interest rate margins (or other pricing-related terms) then in effect with respect to such Tranche B-3 U.S. Term Loans then in each case the aggregate principal amount so prepaid or assigned will be subject to a fee payable by the U.S. Borrowers equal to 1.0% of the principal amount thereof; provided that, in each case, such fee shall only be payable if the primary purpose (as determined by Holdings in good faith) of such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification was to reduce the all-in-yield of the Tranche B-3 U.S. Term Loans; provided further that this Section 2.12(e) shall not apply to any

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prepayment of the Tranche B-3 U.S. Term Loans upon the occurrence of a Change in Control or an acquisition or investment the aggregate consideration for which exceeds $125,000,000.

2.13 Mandatory Prepayments. (a)In the event of any termination of all the Revolving Credit Commitments, the Revolving Borrowers shall, on the date of such termination, repay or prepay all outstanding Revolving Credit Borrowings and replace or cause to be canceled (or cash collateralize or backstop pursuant to arrangements satisfactory to the Administrative Agent and each Issuing Bank) all outstanding Letters of Credit issued by each such Issuing Bank. If, after giving effect to any partial reduction of the Revolving Credit Commitments or at any other time (including on any Calculation Date), the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment, then the Revolving Borrowers shall, on the date of such reduction or at such other time, repay or prepay Revolving Credit Borrowings and, after the Revolving Credit Borrowings shall have been repaid or prepaid in full, replace or cause to be canceled (or cash collateralize or backstop pursuant to arrangements satisfactory to the Administrative Agent and such Issuing Bank) Letters of Credit issued by each such Issuing Bank in an amount sufficient to eliminate such excess.

(b) Not later than the Asset Sale Prepayment Date with respect to any Asset Sale, the Borrowers shall apply an amount equal to 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(f); provided that (i) no such prepayment will be

Sections 2.13(f) and 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(h) Notwithstanding the foregoing provisions, to the extent that repatriating any or all of the Net Cash Proceeds from any Asset Sale or Excess Cash Flow attributable to a Foreign Subsidiary (x) would result in material adverse tax consequences to Holdings or any Subsidiary or (y) is prohibited or delayed by applicable local law from being repatriated to any jurisdiction that would enable such amounts to be applied to prepayment pursuant to this Section 2.13 (in the case of the foregoing clauses (x) and (y), as reasonably determined by Holdings in good faith, which determination shall be conclusive), the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied in compliance with the foregoing provisions, and such amounts may be retained by the applicable Foreign Subsidiary or invested in, distributed to or otherwise transferred to any other Foreign Subsidiary; provided, however, that, in the case of this clause (y), if the Net Cash Proceeds or Excess Cash Flow the repatriation of which is prohibited or delayed by applicable local law exceeds $10.0 million, Holdings shall take commercially reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation, and if such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow can be achieved such repatriation will be promptly effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be applied (whether or not repatriation actually occurs), in compliance with the foregoing provisions (A) in the case of Excess Cash Flow, within 10 Business Days thereafter and (B) in the

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case of Net Cash Proceeds from Any Asset Sale, within the time periods specified in Section 2.13(b) above (measured from the date such Net Cash Proceeds can be repatriated, whether or not such repatriation actually occurs).

2.14 Reserve Requirements; Change in Circumstances.
(a)Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or any Issuing Bank (except any such reserve requirement which is reflected in the ~~Adjusted LIBO~~EURIBO Rate) or shall impose on such Lender or such Issuing Bank or the applicable interbank market any other condition (including, in each case, the imposition of Taxes other than (and excluding) Taxes (i) imposed on any payment made pursuant to this Agreement, (ii) measured by net income or profits, franchise, branch profits or similar Taxes or (iii) arising under FATCA) affecting this Agreement or Eurocurrency Loans or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any Eurocurrency Loans or Term SOFR Loan or increase the cost to any Lender or any Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the U.S. Borrowers or the European Borrowers, as applicable, regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

2.15 Change in Legality. (a)Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or any Term SOFR Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan or any Term SOFR Loan, then, by written notice to the applicable Borrowers and to the Administrative Agent:

(a) such Lender may declare that Eurocurrency Loans or Term SOFR Loans, as applicable, will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and Daily Rate Loans will not thereafter (for such duration) be converted into Eurocurrency Loans or Term SOFR Loans, as applicable, whereupon any request for a Eurocurrency Borrowing or Term SOFR Borrowing (or to convert a Daily Rate Borrowing to a Eurocurrency Borrowing or a Term SOFR Borrowing or to continue a Eurocurrency Borrowing or a Term SOFR Borrowing for an additional Interest Period), as applicable, shall, as to such Lender only, be deemed a request for a Daily Rate Loan (or a request to continue a Daily Rate Loan as such for an additional Interest Period or to convert a Eurocurrency Loan or a Term SOFR Loan into a Daily Rate Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(b) such Lender may require that all outstanding Eurocurrency Loans or Term SOFR Loans, as applicable, made by it be converted to Daily Rate Loans, in which event

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all such ~~Eurocurrency~~ Loans shall be automatically converted to Daily Rate Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurocurrency Loans or Term SOFR Loans, as applicable, that would have been made by such Lender or the converted Eurocurrency Loans or Term SOFR Loans, as applicable, of such Lender shall instead be applied to repay the Daily Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such ~~Eurocurrency~~ Loans.

(b) For purposes of this Section 2.15, a notice to the applicable Borrowers by any Lender shall be effective as to each Eurocurrency Loan or Term SOFR Loan, as applicable, made by such Lender, if lawful, on the last day of the Interest Period then applicable to such ~~Eurocurrency~~ Loan; in all other cases such notice shall be effective on the date of receipt by such Borrowers.

2.16 Breakage. The applicable Borrowers shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurocurrency Loan or Term SOFR Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurocurrency Loan or Term SOFR Loan to a Daily Rate Loan, or the conversion of the Interest Period with respect to any Eurocurrency ~~Loan~~Loans or Term SOFR Loans, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurocurrency Loan or Term SOFR Loan to be made by such Lender (including any Eurocurrency Loan or Term SOFR Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the applicable Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment of Eurocurrency Loans or Term SOFR Loans after a Borrower has given notice thereof in accordance with the provisions of this Agreement. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the ~~Eurocurrency~~ Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender (as reasonably determined by such Lender) in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A reasonably detailed certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the applicable Borrowers and shall be conclusive absent manifest error.

2.17 Pro Rata Treatment. Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, and except for prepayments of Term Loans made in accordance with Section 2.12(b) and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Facility Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any

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Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar or Designated Foreign Currency amount.

2.18 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against any Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement (including prepayments received pursuant to Section 2.12(b)) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrowers and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by any Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

2.19 Payments. (a)The Borrowers shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document (i) with respect to any ~~Eurocurrency~~Term SOFR Borrowings denominated in Dollars or ABR Borrowings not later than 12:00 (noon), New York City time and (ii) with respect to any Eurocurrency Borrowings denominated in any Designated Foreign Currency or FBR Borrowings, not later than 8:00 a.m., New York City time, on the date when due in immediately available funds, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the applicable Issuing Bank) shall be made to the Administrative Agent at its offices at: in the case of the Administrative Agent, Eleven

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Madison Avenue, New York, NY 10010. All payments received by the Administrative Agent after (i) 12:00 (noon), New York City time, with respect to ~~Eurocurrency~~Term SOFR Borrowings denominated in Dollars or ABR Borrowings, or (ii) 8:00 a.m., New York City time, with respect to Eurocurrency Borrowings denominated in any Designated Foreign Currency or FBR Borrowings, shall be deemed received on the next Business Day (in the Administrative Agent’s sole discretion) and any applicable interest shall continue to accrue. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c)The obligations of the U.S. Borrowers hereunder and under the other Loan Documents shall be joint and several. The obligations of the Revolving Borrowers hereunder and under the other Loan Documents shall be joint and several. The obligations of the European Borrowers hereunder and under the other Loan Documents shall be joint and several.

the initial yield on such Other Term Loans (as determined by the Administrative Agent to be equal to the sum of (x) the margin above the EURIBO Rate or the Adjusted ~~LIBO Rat~~eTerm SOFR on such Other Term Loans (which shall be increased by the amount that any “~~LIBOR~~ floor” applicable to such Other Term Loans on the date such Other Term Loans are made would exceed the ~~Adjusted LIBO~~EURIBO Rate ~~(without giving effect to clause (a) in the definition thereof)~~or the Adjusted Term SOFR, as applicable, that would be in effect for a three-month Interest Period commencing on such date) and (y) if such Other Term Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from Holdings or any Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Other Term Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (~~x~~1) the average life to maturity of such Other Term Loans and (~~y~~2) four) exceeds by more than 50 basis points the sum of (A) the margin then in effect for Term Eurocurrency Loans or Term SOFR Loans, as applicable, of any Class (which, with respect to the Term Loans of any such Class, shall be the sum of the Applicable Margin then in effect for such ~~Eurocurrency~~ Term Loans of such Class increased by the amount that any “~~LIBOR~~ floor” applicable to such ~~Eurocurr~~e~~ncy T~~e~~rm~~ Loans of such Class on the date such Other Term Loans are made would exceed the ~~Adjusted LIBO~~EURIBO Rate ~~(without giving effect to clause (a) in the definition thereof)~~or the Adjusted Term SOFR, as applicable that would be in effect for a three-month Interest Period commencing on such date) plus (B) the amount of OID initially paid in respect of the Term Loans of such Class divided by the lesser of (x) the average life to maturity of the Term Loans of such Class as in effect at the time such Term Loans were made as determined by the Administrative Agent in its sole discretion and (y) four (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Margin (or, in the case of that

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portion, if any, of the Yield Differential resulting from the “~~LIBOR~~ floor” applicable to such Other Term Loans being greater than that applicable to such Class of Eurocurrency Loans or Term SOFR Loans , as applicable on the date such Other Term Loans are made, at the request of the ~~Company~~Borrowers and in the discretion of the Administrative Agent, the “~~LIBOR~~ floor”) then in effect for each such affected Class of Term Loans shall automatically be increased by the Yield Differential (or relevant portion thereof), effective upon the making of the Other Term Loans, and (iv) the Applicable Margin with respect to any Incremental Revolving Loans shall be equal to the Applicable Margin for the existing Revolving Loans; provided that the Applicable Margin of the existing Revolving Loans may be increased to equal the Applicable Margin for such Incremental Revolving Loans to satisfy the requirements of this clause (iv). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement. Notwithstanding anything to the contrary herein, each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment and/or Incremental Revolving Credit Commitment and the Incremental Term Loans and/or Incremental Revolving Loans evidenced thereby, and the Administrative Agent and the Borrowers may revise this Agreement to evidence such amendments.

(c)Notwithstanding the foregoing, without the consent of the Required Lenders, no Incremental Term Loan Commitment or Incremental Revolving Credit Commitment shall become effective under this Section 2.23 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the applicable Borrower or Borrowers, (ii) except as otherwise specified in the applicable Incremental Assumption Agreement, the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders and/or Incremental Revolving Credit Lenders) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.02 of the Original Credit Agreement (or, if the proceeds of any Incremental Term Loan Commitment or Incremental Revolving Credit Commitment will be used to consummate a Permitted Acquisition, Section 4 of Amendment No. 6), (iii) the Administrative Agent shall have received from the applicable Borrower or Borrowers all fees and other amounts due and payable in respect of the Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by such Borrower or Borrowers hereunder or under any other Loan Document and (iv) except for any Incremental Revolving Commitments requested in reliance on the Specified Incremental Revolving Amount, Holdings shall be in Pro Forma Compliance after giving effect to such Incremental Term Loan Commitment and/or Incremental Revolving Credit Commitment and the Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date; provided that to the extent the proceeds of Loans made pursuant to any Incremental Term Loan Commitment or Incremental Revolving Credit Commitment will be used to consummate a Limited Condition Acquisition, notwithstanding anything to the contrary in Section 4.01, the conditions set forth in

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paragraphs (b) and (c) of Section 4.01 shall be required to be satisfied, at the option of Holdings, on the date on which definitive agreements with respect to such Limited Condition Acquisition are entered into or on the effective date of such Incremental Term Loan Commitments or Incremental Revolving Credit Commitments.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the applicable Borrower or Borrowers, take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis and (ii) all Revolving Loans in respect of Incremental Revolving Credit Commitments (other than Other Revolving Loans), when originally made, are included in each Borrowing of outstanding Revolving Loans on a pro rata basis. With respect to Incremental Term Loans, this may be accomplished by converting each outstanding ~~Eurocurrency~~ Term SOFR Borrowing into an ABR Term Borrowing on the date of each Incremental Term Loan. With respect to Incremental Revolving Commitments, this may be accomplished by (i) requiring the outstanding Revolving Loans to be prepaid with the proceeds of a new Revolving Credit Borrowing, (ii) causing Lenders to assign portions of their outstanding Revolving Loans to Incremental Revolving Credit Lenders or (iii) any combination of the foregoing. Any conversion of ~~Eurocurrency~~Term SOFR Loans to Daily Rate Loans contemplated in the preceding two sentences shall be subject to Section 2.16. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.11(a)(i) or (ii), as applicable, required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans and shall be further increased for all Lenders of the applicable Class on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which such Lenders were entitled before such recalculation.

2.24 Loan Modification Offers. (a)Holdings may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Loans and/or Commitments (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to Holdings. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b) Holdings, each Loan Party and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Notwithstanding anything to the contrary herein, each of

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the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders of the Affected Class. Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 2.24 unless the Administrative Agent, to the extent so reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions and/or an officer’s certificate consistent with those delivered on the Closing Date under Section 4.02(a) and (c) of the Original Credit Agreement.

2.25 Specified Refinancing Facilities. (a)The applicable Borrowers may, from time to time, add one or more new term loan facilities (the “Specified Refinancing Term Loan

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Exhibit B

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EXHIBIT C
to the Fourth Amended and Restated Credit Agreement

[FORM OF]

BORROWING REQUEST

To: Credit Suisse AG, as Administrative Agent
Eleven Madison Avenue
New York, NY 10010
Attention: Agency Group

[Date]

Ladies and Gentlemen:

Reference is made to the Fourth Amended and Restated Credit Agreement dated as of August 45, 2016 (as amended, supplemented or otherwise modified from time to time, the “Fourth Amended and Restated Credit Agreement”), by and among ~~REYNOLDS~~PACTIV EVERGREEN GROUP HOLDINGS INC. (formerly Reynolds Group Holdings Inc.), a Delaware corporation (“~~RGHI”)~~, ~~REYNOLDS CONSUMER PRODUCTS HOLDINGS LLC, a Delaware limited liability company (“RCPH~~PEGHI”), PACTIV LLC, a Delaware limited liability company (“Pactiv”), EVERGREEN PACKAGING ~~INC., a D~~e~~lawar~~e ~~corporation (“~~LLC (formerly Evergreen~~”), REYNOLDS CONSUMER PRODUCTS LLC~~ Packaging Inc.), a Delaware limited liability company (“~~RCPL”), CLOSURE SYSTEMS INTERNATIONAL HOLDINGS LLC, a Delaware limited liability company (“CSIH”), CLOSURE SYSTEMS INTERNATIONAL INC.~~Evergreen”), PACTIV EVERGREEN INC. (formerly Reynolds Group Holdings Limited), a Delaware corporation ~~(“CSII”),—CLOSURE—SYSTEMS INTERNATIONAL B.V., a privat~~e ~~company with limit~~e~~d liability (besloten vennootschap met beperkte aansprakelijkheid’)—incorporated—under~~—the—laws—~~of The—Netherlands—(“CSIBV~~”),—~~BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.À R.L., a Luxembourg private limited liability company (société à responsabilité limitée) (“BP III”), GRAHAM PACKAGING COMPANY INC., a Delaware corporation (“Graham”), REYNOLDS GROUP HOLDINGS LIMITED, a New Zealand limited liability company~~ (“Holdings”), the Guarantors~~, the Lenders~~ and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Fourth Amended and Restated Credit Agreement.

[Holdings, on behalf of,] [~~RGHI] [RCPH~~PEGHI][Pactiv][~~CSIH] [CSII] [~~Evergreen~~][RCPL] [BP III][CSIBV][Graham~~] hereby requests (select one):

A Borrowing of new Loans (the “Requested Borrowing”)

[Holdings, on behalf
of,][~~RGHI] [RCPH~~PEGHI][Pactiv][~~CSIH] [CSII] [~~Evergreen~~][RCPL][BP~~
~~III][CSIBV] [Graham~~] requests and instructs the Administrative Agent to make the Requested Borrowing available to such Borrower by (check whichever is applicable):

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depositing the same in the following account maintained with Administrative Agent:

wire transfer in accordance with the following wiring instructions:

A conversion of Loans

A continuation of Loans

to be made on the terms set forth below:

(A)	Facility of Borrowing
(B)	Date of Borrowing, conversion or continuation (which is a Business Day)
(C)	Principal amount
(D)	Type of Loan
(E)	Interest Period
(F)	Currency of Loan

[The above request has been made to the Administrative Agent by telephone at [ ].]

[[Holdings, on behalf of,]

[~~RGHI] [RCPH~~PEGHI][Pactiv][~~CSIH] [CSII] [~~Evergreen~~][RCPL] [BP III] [C SIBV] [Graham~~] hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of Borrowing, the conditions to borrowing specified in Section 4.01 of the Fourth Amended and Restated Credit Agreement have been satisfied.

[~~REYNOLDS GROUP HOLDINGS LIMITED~~PACTIV EVERGREEN INC., on behalf of,]
[~~REYNOLDS~~PACTIV EVERGREEN GROUP HOLDINGS INC.]
~~[REYNOLDS CONSUMER PRODUCTS HOLDINGS LLC]~~
[PACTIV LLC]

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C-3

~~[CLOSURE SYSTEMS INTERNATIONAL HOLDINGS LLC]~~
~~[CLOSURE SYSTEMS INTERNATIONAL INC.]~~
[EVERGREEN PACKAGING ~~INC.~~LLC]
~~[REYNOLDS CONSUMER PRODUCTS LLC]~~
~~[BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.À R.L.]~~
~~[CLOSURE SYSTEMS INTERNATIONAL B.V.]~~
~~[GRAHAM PACKAGING COMPANY INC.]~~
By:
Name:
Title:

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